Exhibit 99.1

Support a Compelling New Vision for The Future of DAVIDsTEA Vote FOR the DAVIDsTEA Director Nominees Notice of Annual General Meeting of Shareholders and Management Proxy Circular of DAVIDsTEA Inc. For the Annual Meeting of Shareholders to be held on June 14, 2018 at the Fairmount Queen Elizabeth Hotel, 900 René-Lévesque Boulevard West, Montréal, Québec, Canada at 9:30a.m. May 10, 2018 Exhibit 99.3

- 2 - IMPORTANT MESSAGE TO SHAREHOLDERS Dear DAVIDsTEA shareholder: Your vote at the June 14, 2018 meeting of shareholders of DAVIDsTEA has never been more important. Your vote will determine the path forward for the company and your investment. You have a choice between two differing futures: DAVIDsTEA’s renewed board and current management team who have a positive vision for the future that includes innovative initiatives to enhance value for ALL shareholders or Herschel Segal and his status quo plan which risks stalling DAVIDsTEA’s progress Promising Future with Current Management and Renewed Board Your company has a promising future. This is something we – the DAVIDsTEA Board of Directors, management, as well as co-founder and dissident shareholder, Herschel Segal – all agree on. To realize this promise, DAVIDsTEA must adapt to new challenges in the retail industry and meet the evolving expectations of our customers in order to sustain this progress. The status quo is not an option. To this end, the DAVIDsTEA board and management have established a vision for your company anchored around four key pillars, all of which are rooted in data-driven customer perspectives and a deep understanding of what it will take to succeed in the future of retail: 1. 2. Investing in e-commerce, which is a core part of DAVIDsTEA’s ambitious plan to grow online sales. Refocusing on merchandising and marketing to improve our service offerings, leverage our learnings and key customer insights from the past year to rebuild our product assortment, and drive new business. Leveraging our strong brand to drive sales through wholesale channels and international opportunities. Building a profitable store network by focusing on improving the productivity of existing stores and evaluating the closure of non-performing stores. 3. 4. This is the future of DAVIDsTEA. To execute on the go-forward plan, your company needs stability and sound guidance from a board of directors that brings the right experience and expertise and that provides a strong, dynamic new management team with the time and freedom it needs to realize the vision for the future of your company. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 3 - Mr. Segal, through his holding company, Rainy Day Investments Ltd. (RDI), is proposing an alternative slate of directors that, in addition to giving him effective control of DAVIDsTEA, represents the status quo. We believe this would be a step backward for your company. While we believe that Mr. Segal, as a 46% shareholder, is entitled to proportionate representation on the board, allowing Mr. Segal to take over the entire board with his handpicked slate as well as the title of executive chairman would permit him to run the board and the company like a family business. This would not serve the interests of all DAVIDsTEA shareholders. Who will represent the interests of ALL shareholders? Large Shareholders Express Concerns About Mr. Segal’s Actions We are not alone in our concerns. Three of DAVIDsTEA’s largest shareholders – Porchlight Equity Management, LLC (12.8%), TDM Asset Management PTY LTD. (12.2%), and Edgepoint Wealth Management, Inc. (11.5%) – have independently expressed their concerns with RDI’s actions and stated they had “serious concerns with RDI’s current approach and proposal”. In a March 28, 2018 letter1, the three shareholders stated: “We believe it is important to recognize that, until his recent resignation, Herschel Segal, RDI’s President, has at all times been an active member of the Board and, through his influence as a director and significant shareholder, he has exerted considerable influence over DTEA’s board composition, management and strategic direction. While he is within his rights to express concerns with DTEA’s financial performance and seek change, we believe it is disingenuous for him to disregard his role in bringing the company to where it is today and present himself as the only shareholder whose views and experience should be considered in assembling DTEA’s Board.” “The Board must continue to represent the interests of all shareholders, not just those of DTEA’s largest shareholder. As such, it is not in the best interests of DTEA or its shareholders that Mr. Segal be allowed to reconstitute the Board with his handpicked nominees.” The Choice is Clear. Vote Your YELLOW Proxy Today. A vote FOR the DAVIDsTEA board nominees is a vote for stability, progress and the promise of a new vision for your company. It is a vote for the future success of DAVIDsTEA, something we all feel passionately about. Shareholders are encouraged to read the management information circular which details the many reasons to support management’s board who will take DAVIDsTEA to the next phase and further the company’s success. Shareholders will also learn more about why we believe it would be a great concern to allow Mr. Segal to take control of your company. 1 http://services.corporate-ir.net/SEC.Enhanced/SecCapsule.aspx?c=253953&fid=15556644 VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 4 - It is very important that you act today and cast your vote. Please use the YELLOW form of proxy today to vote FOR DAVIDsTEA’s nominees, a slate that will act in the best interests of ALL shareholders. We appreciate your support as we continue to work on value enhancing initiatives for the benefit of DAVIDsTEA and its shareholders. The DAVIDsTEA Board of Directors VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

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Reasons to Vote FOR the DAVIDsTEA Director Nominees

1. DAVIDsTEA board and management have a compelling vision for the company; they are focused on executing our strategy for the company's future and are committed to creating value for ALL shareholders

2. DAVIDsTEA's proposed slate of directors have the right mix of skills, experience, perspective and independence to oversee the management of DAVIDsTEA and safeguard the interests of ALL shareholders

Reasons to REJECT Mr. Segal's Proposed Nominees

1. The alternative slate of nominees represents the status quo and fails to put forward a unique vision that addresses the new challenges and opportunities in retail

2. Mr. Segal is attempting to gain control of the board and ultimately the company without having paid a premium to shareholders; we believe this threatens stability at DAVIDsTEA

3. With his longstanding tenure at DAVIDsTEA, the fact that Mr. Segal was actively involved in many of the decisions that have led to the company's current challenges should not be overlooked

4. The individuals on Mr. Segal's slate have been handpicked by Mr. Segal and may not have the best interests of ALL shareholders in mind

5. Mr. Segal is seeking to exert increasing influence on the operations and management of the business, yet he does not have a track record of growing shareholder value in the current retail climate. Le Chateau, a company in which Mr. Segal is the founder, a director, major shareholder and past CEO, has dropped nearly 100% from its all-time high of over CAD$17.00 in July 2007 to a closing price of CAD$0.19 on May 8, 2018

6. Mr. Segal's behaviour including his insistence in being involved in the day to day management of the company suggests that he views the company as a family business rather than a publicly traded company with a variety of other owners and stakeholders

VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE **FOR** THE DAVIDsTEA NOMINEES ON THE **YELLOW** PROXY TODAY
For questions or voting assistance, please contact Laurel Hill Advisory Group at:

1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com

ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

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REASONS TO VOTE FOR THE DAVIDsTEA DIRECTOR NOMINEES

1. DAVIDsTEA BOARD AND MANAGEMENT HAVE A COMPELLING VISION FOR THE COMPANY; THEY ARE FOCUSED ON EXECUTING OUR STRATEGY FOR THE COMPANY'S FUTURE AND ARE COMMITTED TO CREATING VALUE FOR ALL SHAREHOLDERS

Key Drivers of Increased Stability in the Business

DAVIDsTEA began the fiscal year 2018 with an increasingly stabilized business and a go-forward plan to create value for all our shareholders. As part of this, the board and management have made improving the operational and financial performance of the company its first priority.

While the business continues to experience challenges, we believe we are beginning to see positive momentum from a new strategic focus, particularly in our core tea business and in e-commerce sales. For example, on April 19, 2018, as part of our FY/Q4 2017 reporting, we noted:

- Growth in our core tea business in the fourth quarter relative to the same period in 2016,
- Double-digital growth in e-commerce sales in the quarter over the fourth quarter of fiscal 2016 (e-commerce sales penetration increased to 12.25% in fiscal 2017 vs. 10.6% in fiscal 2016), and
- A strong balance sheet, which we believe puts the company in a solid financial position.

To support this progress, we launched our new e-commerce platform in April 2018, and we plan to introduce new features and functions through the balance of the year that will further enhance the experience at DAVIDsTEA.com, improve accessibility for mobile users and provide a solid platform to start selling on Amazon, which we anticipate will happen before the 2018 holiday season.

Additionally, we are beginning to see a positive return from select investments in our top-tier retail stores. For example, our new store renovation concept at Square One outside of Toronto has seen close to a 10% improvement in sales following its renovation. We are continuing to test and expect that this concept will become the future of our store renovation program.

Recognizing the impact of evolving customer preferences, in conjunction with extensive customer research that we conducted during fiscal 2017, we adjusted our store growth trajectory and re-evaluated our product assortment to better align with customer preferences, and we are instituting what we believe are more effective product release cadence and inventory controls to bring our inventory position back on track.

We have also initiated several important cost reduction measures across the business and re-invested the savings in merchandising and marketing staff, as well as in our e-commerce business, including the aforementioned e-commerce platform. We believe these initiatives are helping to stabilize the business, slow the rate of decline in key metrics, such as adjusted EBITDA, and put us on a stronger foundation moving forward.

VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE **FOR** THE DAVIDsTEA NOMINEES ON THE **YELLOW** PROXY TODAY
For questions or voting assistance, please contact Laurel Hill Advisory Group at:
1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com
ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 7 - Lastly, we remain in a solid financial position with a strong balance sheet. We expect that this will provide us with the flexibility to make prudent capital allocation decisions as we confirm certain elements of our go-forward plan. A Go-Forward Plan to Create Value for ALL Shareholders Historically, DAVIDsTEA has relied on a retail-based growth strategy in Canada and the United States. However, we believe that centering our momentum around new store openings is less likely to be successful in the current retail environment. Given the new challenges facing retailers across North America, most notably the changes in customer expectations, the evolution of retail experiences and the rise of online consumption, the current board and management believe that DAVIDsTEA needed to adjust its strategy. Accordingly, the current board and management have established a set of strategic imperatives anchored around four key pillars, all of which are rooted in data-driven customer perspectives and a deep understanding of what it will take to succeed in both the current and future retail landscape. These four pillars are: 1. Investing in e-commerce, which is a core part of DAVIDsTEA’s ambitious plans to grow online sales. Through our digital and e-commerce platform, we can reach customers who may not live near one of our retail locations and provide customers around the world with an additional channel through which to purchase our teas and tea-related products. In 2018 we made a multi-million dollar investment in creating a best-in-class e-commerce platform that is designed to grow online sales and support future growth. The new platform will be able to handle significantly more traffic, provide a better mobile experience and alleviate past challenges and concerns of meeting high demand during the holiday season. Since the launch of the new platform in April 2018, we have already seen major improvements in terms of load speed and performance. Throughout 2018, we are planning to introduce new marketing and core features and functionality to further enhance the website and mobile experience for users. We believe the platform provides a solid foundation to start selling on Amazon, which is expected to happen in time for the 2018 holiday season. We are now in a position to push and support our ambitious e-commerce sales goals over the next few years. To support these goals, we are also making investments in digital marketing and our social media channels to amplify the DAVIDsTEA brand with existing and prospective customers, and to drive traffic to our e-commerce platform and stores. Lastly, along with our cost reduction program, we made key strategic hires in IT and e-commerce. This dedicated team of marketing and digital specialists will leverage their experience to develop and implement innovative digital solutions that are informed by research and designed to meet the evolving needs of customers in today’s retail landscape. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

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2. **Refocusing on merchandising and marketing to improve our service offerings, leverage key customer insights from the past year to rebuild our product assortment, and drive new business.**

   In fiscal 2017, we conducted extensive market research to better understand customer preferences and tastes and to measure brand awareness of DAVIDsTEA. Recognizing the impact of evolving customer preferences, we adjusted our store growth trajectory and re-assessed our product assortment. We are now instituting more effective product release cadence and inventory controls to support a stronger inventory position.

   For example, we tested our SKU assortments in order to refine our product mix, ensure it aligns with customer expectations, and allocate the right product launch cadence going forward.

   Combined with the launch of our new e-commerce platform, we are also implementing new marketing strategies in fiscal 2018 that will provide a more cohesive brand message to restore DAVIDsTEA's growth and strengthen our leadership position in specialty teas.

3. **Leveraging our strong brand to drive sales through wholesale channels, including grocery, club, and HRI, and international opportunities, including licensing.**

   DAVIDsTEA is a recognized leader in the tea industry with strong customer appreciation. A 2017 Leger survey ranked DAVIDsTEA number one for Consumer Experience in the specialty boutiques category.[2] The 2018 Gustavson Brand Trust Index also ranked DAVIDsTEA number one in the Coffee/Tea category and 12th overall as Canada's most trusted brands in 2018.[3]

   We have made it a strategic priority to capitalize on our strong brand and drive revenues through new distribution channels and opportunities.

   For example, we are exploring potential growth opportunities in wholesale distribution to other channels, most notably grocery and club, in which we have seen interest from third parties. Combining wholesale with retail and e-commerce provides greater scale and opportunities to leverage our brand reputation to expand with lower capital costs.

   The company currently sells tea products to HRI (Hotel, Restaurant AND Institution) distribution channels, and we are working to increase the portion of our sales through these channels as well.

   Lastly, we are exploring growth opportunities in international markets, including licensing, to generate additional revenue and expand the brand.

4. **Building a profitable store network by focusing on improving the productivity of existing stores and evaluating the closure of non-performing stores.**

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2 https://www.lesaffaires.com/secteurs-d-activite/commerce-de-detail/le-palmares-2017-de-l-experience-client/598966

3 https://www.uvic.ca/gustavson/brandtrust/assets/docs/2018/National-Full-Data-Set-GBTI18-BTRanking.pdf

VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE **FOR** THE DAVIDsTEA NOMINEES ON THE **YELLOW** PROXY TODAY
For questions or voting assistance, please contact Laurel Hill Advisory Group at:

1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com

ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 9 - Our retail stores continue to be a key opportunity for customers to experience the DAVIDsTEA brand. A key component of maintaining the productivity of existing stores is ensuring that they have a fresh look and experience with improved merchandising assortments that are enticing for customers. In line with this, we are addressing the format of many of our existing stores through a new store renovation concept called DAVIDsTEA 2.0. The hybrid concept stores enable customers to “self-shop” and buy prepackaged teas, helping to accelerate service levels and reduce wait times. As previously mentioned, the first DAVIDsTEA 2.0 store format at Square One mall has seen a 10% improvement in sales following its renovation. We believe that these changes could help drive better comps going forward at other stores as well, and as a result, we are incorporating key elements of our new store format into our future store renovation program. The second phase of testing for the DAVIDsTEA 2.0 store format will begin in the fall of this year with five additional stores. We will also continue to actively monitor and manage the performance and success of our stores and incorporate information into our analytic process and store retention decisions. In all, DAVIDsTEA’s management is focused on improving the business and maximizing the potential of our strong brand through a forward-looking plan centered on innovation and the future of retail. By comparison, we believe Mr. Segal does not put forward a unique vision for the company and fails to provide specifics on how to address the challenges and opportunities in the current retail landscape.4 A Strong, Dynamic Management Team in Place The company has assembled a strong, dynamic management team. This group, which is working to stabilize the business and execute on the go-forward strategy, has only been in place for just over 12 months. It needs the time and the freedom to implement its go-forward plan. In fiscal 2017, we rebuilt most of our senior leadership team and filled all open positions. We made key strategic hires and promotions in Human Resources, Retail/Store, Merchandising/Buying and Marketing. These were critical areas of the business that previously experienced significant turnover during Mr. Segal’s tenure on the board of DAVIDsTEA, and could not progress without dedicated leadership. We also integrated our merchandising and product development team under the new leadership, a process which started during the third quarter of 2017 and is expected to have an increasing positive influence in the second half of fiscal 2018. With a complete management team now in place, we believe it must be given the opportunity to execute on the go-forward strategy without interference from a minority of board members with their own agenda. Our Chief Executive Officer Joel Silver has the experience, leadership skills and track record to turnaround DAVIDsTEA. To date, Mr. Silver and his team have not been given freedom to implement our go-forward strategy. Joel brings over 20 years of consumer brand experience, including expanding revenue across retail and e-commerce channels at Indigo Books & Music, Canada’s largest book, gift and specialty toy retailer. 4 Mr. Segal’s plan was outlined in his press release of April 25, 2018. https://globenewswire.com/news-release/2018/04/25/1487086/0/en/DavidsTea-Founder-Herschel-Segal-Confirms-Long-Term-Commitment-to-the-Company-and-Proposes-Slate-of-New-Directors.html VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 10 - As part of Mr. Segal’s “vision” for the company, as articulated in his April 25, 2018 press release,5 he is proposing to “assess DAVIDsTEA’s senior management and make any necessary changes.” This is a pattern that we have seen before at DAVIDsTEA: since the IPO in 2015, the company has had three CEOs (including one interim CEO), numerous senior leaders, and departures from 10 board members. No business can execute a long-term strategy with this kind of turnover. What we need right now is a stable management team and board that can execute on the company’s plan and be free from the distraction of constant change and disruption. We believe the current management is the right team to succeed. We believe that perpetuating the previous cycle of frequent and unnecessary leadership turnover has the potential to threaten the stability of the current management and impede the progress already underway at DAVIDsTEA. The Importance of the Ongoing Strategic Review On December 7, 2017, DAVIDsTEA initiated a process to explore the full range of strategic alternatives in order to enhance shareholder value. At that time, we made it clear that the board was disappointed in the performance of the business and that it needed to take this step to ensure it was doing everything it could to create value for our shareholders. On February 20, 2018, Mr. Segal, through RDI, sent a letter to the DAVIDsTEA board stating that it would initiate a “go-private” transaction; therefore, a special committee of independent directors was formed (the “Special Committee”). Thereafter, Mr. Segal stated that RDI would not proceed with previously-announced plans to present a proposal for an offer to buy out the company’s minority shareholders. Instead, Mr. Segal announced his intention to submit a slate of nominees, led by him as executive chairman.6 The Special Committee is continuing to review strategic options for DAVIDsTEA. This review includes consideration of a potential financing, refinancing, restructuring, merger, acquisition, joint venture, and/or a divestiture or disposition of some or all of the company’s assets outside of the ordinary course of business. In other words, it is intended to ensure no stone is left unturned in creating value at DAVIDsTEA. In his April 25, 2018 press release,7 Mr. Segal called for an end to the strategic review, which he suggested is intended solely to “sell all or part of the business”. This confirms the board’s opinion that Mr. Segal has a narrow view of the business and its challenges and opportunities. While we cannot prejudge the outcome of the strategic review, we can say that it is intended to broaden the scope of the company’s opportunities for value creation, not narrow them. While this may not align with Mr. Segal’s interests, it does serve the interest of all the company’s shareholders. 5 https://globenewswire.com/news-release/2018/04/25/1487086/0/en/DavidsTea-Founder-Herschel-Segal-Confirms-Long-Term-Commitment-to-the-Company-and-Proposes-Slate-of-New-Directors.html https://globenewswire.com/news-release/2018/03/12/1420942/0/en/Rainy-Day-Investments-Ltd-Outlines-its-Position-on-DavidsTea-Inc.html 6 7 https://globenewswire.com/news-release/2018/04/25/1487086/0/en/DavidsTea-Founder-Herschel-Segal-Confirms-Long-Term-Commitment-to-the-Company-and-Proposes-Slate-of-New-Directors.html VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 11 - It is our intention to continue the review, build upon DAVIDsTEA’s brand reputation, and unlock opportunities that will take the company forward into the future. 2. DAVIDsTEA’S PROPOSED SLATE OF DIRECTORS HAVE THE RIGHT MIX OF SKILLS, EXPERIENCE, PERSPECTIVE AND INDEPENDENCE TO OVERSEE THE MANAGEMENT OF DAVIDsTEA AND SAFEGUARD THE INTERESTS OF ALL SHAREHOLDERS An Experienced, Independent Slate of Director Nominees To sustain recent progress towards steadying the business, DAVIDsTEA needs stability and guidance from a balanced board of directors that brings the right experience and expertise while representing the interests of all our shareholders. Aside from Joel Silver, the company’s CEO, all of the DAVIDsTEA director nominees are independent. The slate of director nominees proposed by DAVIDsTEA have the right mix of industry and public company experience, as well as critical expertise in turnarounds, the evolving retail landscape and changing customer expectations and behaviours. In particular, the three representatives from Porchlight Equity Management (Peter Cornetta), TDM Asset Management (Ben Gisz) and Edgepoint Wealth Management (Steven J. Collins) all have deep public company and turnaround experience and a history of creating shareholder value. The six DAVDsTEA director nominees include: Kathleen C. Tierney, Director (2016 to present). Ms. Tierney served as Chief Executive Officer of specialty retailer Sur La Table, Inc. from August 2004 to 2008 and served as its Executive Vice Chairman from 2008 to 2011; as Chief Executive Officer of Fitch North America from 2001 to 2003; and as Chief Executive Officer at Smith & Hawken from 1993 to 1999. During her tenure at The Nature Company, she served as an Executive Vice President, overseeing their growth from three locations to 120 stores nationwide. She has served as an Independent Consultant with a client roster including The Home Depot, Vinquiry, Yoga Works and Hirsch Bedner Design. Ms. Tierney has a rich background in the retail industry and international business and has years of public and private board experience serving as an Independent Director for: HHGregg, VO2, The Fragrance Outlet and Taft Street Winery. Kathy brings valuable management and retail experience to the Board. Gary O’Connor, Director (2017 to present). Mr. O’Connor was an audit partner at KPMG Barbados from September 2009 to September 2012, at which time he retired. He served on the Board of Imvescor Restaurant Group Inc. from March 2014 to March 2018, where he also chaired the Audit and Risks Committee. Since March 2018, Mr. O’Connor has sat on the Board of Directors of MTY Food Group Inc. (TSX: MTY), one of the largest franchisors in Canada’s restaurant industry. Mr. O’Connor brings significant accounting experience to the Board. Joel Silver, President, Chief Executive Officer and Director (2017 to present). Mr. Silver joined DAVIDsTEA in March 2017. Prior to that, Mr. Silver has served in a variety of leadership roles for various consumer goods companies. From 2011 to 2016, Mr. Silver served as General Partner and a member of the board of directors of TrilogyGrowth, a venture capital fund he co-founded. From 2003 to 2011, Mr. Silver held several positions of increasing responsibility at Indigo Books & Music VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

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Inc. (TSX:IDG), ultimately serving as President and as a member of its board of directors from 2011 to 2017. Mr. Silver brings diverse experience with publicly-traded consumer-centric and lifestyle brands to the Board.

Steven J. Collins. Mr. Collins was a Managing Director at Advent International Corporation ("Advent") from 2007 to 2017. Mr. Collins joined Advent in 1995 and rejoined after graduate school in 2000. Mr. Collins is a member of the board of directors of Bojangles', Kirkland's and Party City. He was a member of the board of specialty retailers Five Below from 2010 to 2015 and Lululemon Athletica from 2014 to 2017. Mr. Collins brings significant knowledge of the retail and consumer sectors and public company experience to the Board.

Peter Cornetta. Mr. Cornetta is a Senior Managing Director of Porchlight Equity Management, LLC and is responsible for the day-to-day management of the Firm. Mr. Cornetta has 22 years of professional experience, 20 of which have been spent as a private equity investment professional, investing across an array of industries including consumer, ecommerce, healthcare services, industrial, media, and retail. Mr. Cornetta brings valuable management, retail and finance experience to the Board.

Ben Gisz. Mr. Gisz is a partner at TDM Asset Management, a Sydney (Australia) based investment firm with a global mandate. Mr. Gisz has extensive financial markets experience, including roles in investment banking and private equity/principal investments with Investec Group in Sydney and London. Prior to this, Ben was an equities analyst with Credit Suisse. Mr. Gisz is a Non-Executive Director of publicly listed dental services company Pacific Smiles Group Limited, and specialty retailer kikki.K Holdings Pty Ltd. Mr. Gisz brings valuable management and finance experience to the Board.

Several Attempts to Compromise with Mr. Segal were Rejected by Him

In recent discussions with Mr. Segal regarding his proposed slate of directors, the company had proposed a compromise that would have given Mr. Segal proportionate representation on the board. We recognize that, given his 46% ownership position, Mr. Segal is entitled to representation on the DAVIDsTEA board. Mr. Segal rejected any compromise that would not give Mr. Segal the opportunity to handpick at least a majority of the directors. We believe that this imbalance does not serve the company or its shareholders well.

It remains the board's hope that constructive discussions with Mr. Segal can resume and his proportionate representation on the board can be accommodated.

VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE **FOR** THE DAVIDsTEA NOMINEES ON THE **YELLOW** PROXY TODAY
For questions or voting assistance, please contact Laurel Hill Advisory Group at:

1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com

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- 13 - REASONS TO REJECT MR. SEGAL’S PROPOSED DIRECTOR NOMINEES 1. THE ALTERNATIVE SLATE OF NOMINEES REPRESENTS THE STATUS QUO AND FAILS TO PUT FORWARD A VISION THAT ADDRESSES THE NEW CHALLENGES AND OPPORTUNITIES IN RETAIL Mr. Segal Offers A Vague, Antiquated Vision for DAVIDsTEA In contrast to DAVIDsTEA’s go-forward plan, Mr. Segal has presented a vision for the company that appears to be rooted in the past and lacking in detail. He claims that DAVIDsTEA’s priority should be “a turnaround of its financial performance through improved operations”,8 but he provides no specific details or substance. He does not provide a clear explanation of the future executive leadership structure and planned changes to business strategy. In a nutshell, it is not apparent how Mr. Segal’s current vision differs from his prior strategic guidance during his tenure on the DAVIDsTEA board. Furthermore, Mr. Segal’s plan, which we believe is shared by his slate of nominees, does not appear to address the challenges of the changing retail landscape. For example, in his April 25, 2018 press release,9 he stated that he intends to “expand the number of stores in Canada”, and ignores the critical challenges and opportunities in digital and e-commerce. E-commerce is a key strategic growth area for DAVIDsTEA with demonstrated results: in fiscal 2017, DAVIDsTEA’s e-commerce platform experienced double-digit growth. His plan also does not include wholesale distribution as an opportunity to expand the brand and increase sales. Wholesale, combined with retail, gives DAVIDsTEA greater scale and efficiency, lower capital costs and expanded growth opportunities. It appears that Mr. Segal would like to go back in time by focusing only on bricks and mortar. Mr. Segal Has Not Articulated a Plan for Turning the Company Around As individuals, Mr. Segal’s slate of director nominees bring sound experience and expertise. However, the Corporate Governance and Nominating Committee of the DavidsTEA board believes, after interviewing each newly nominated member of the alternative slate,10 that collectively they lack the right mix of industry, public company and turnaround experience to lead the company at this critical time. These concerns are shared by significant DAVIDsTEA shareholders: Porchlight Equity Management, LLC, TDM Asset Management PTY LTD., and Edgepoint Wealth Management, Inc. In their letter dated March 28, 2018,11 these shareholders expressed that: “It is not in the best interests of DTEA or its shareholders that Mr. Segal be allowed to reconstitute the Board with his handpicked nominees…All nominees must be properly evaluated to ensure that the Board will include individuals having the necessary skills, including in particular a sufficient number of independent directors having the financial literacy required to serve on the audit committee of a 8 https://globenewswire.com/news-release/2018/04/25/1487086/0/en/DavidsTea-Founder-Herschel-Segal-Confirms-Long-Term-Commitment-to-the-Company-and-Proposes-Slate-of-New-Directors.html 9 https://globenewswire.com/news-release/2018/04/25/1487086/0/en/DavidsTea-Founder-Herschel-Segal-Confirms-Long-Term-Commitment-to-the-Company-and-Proposes-Slate-of-New-Directors.html 11 http://services.corporate-ir.net/SEC.Enhanced/SecCapsule.aspx?c=253953&fid=15556644 VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 14 - public company. Several of the proposed nominees do not appear to have appropriate qualifications for serving on the board of directors of a public company engaged in a turn-around or strategic review…We are not prepared to simply accept RDI’s nominees and believe that there are a sufficient number of other shareholders that would hold similar views.” After receiving feedback from the Corporate Governance and Nominating Committee, the board believes that the collective experience of the alternative slate does not measure up to the DAVIDsTEA director nominees, who have extensive experience in retail and public company turnarounds. 2. MR. SEGAL IS ATTEMPTING TO GAIN CONTROL OF THE BOARD AND ULTIMATELY THE COMPANY WITHOUT HAVING PAID A PREMIUM TO SHAREHOLDERS; WE BELIEVE THIS THREATENS STABILITY AT DAVIDsTEA Mr. Segal appears to be Serving His Own Interests, Not Those of ALL Shareholders By a letter on February 20, 2018, Mr. Segal, on behalf of RDI, informed the DAVIDsTEA board of his intention to buy out the minority holders of DAVIDsTEA and explore taking the company private. However, less than a month later, he announced that he changed his mind and stated that he was unwilling to sell any of its interest in DAVIDsTEA at such time. As a shareholder with 46% of DAVIDsTEA’s common shares, Mr. Segal is entitled to representation on the company’s board – but he is not entitled to control it. The board has reached out repeatedly to try to put together a compromise slate and has been rebuffed. By proposing an alternative slate of director nominees to replace the entire existing board or a compromise slate, Mr. Segal is proposing to effectively control the board without having paid a premium to other shareholders. The board must continue to represent the interests of the corporation, not just those of DAVIDsTEA’s largest shareholder. Having control of the board amounts to having control of the company. In the opinion of the board, RDI’s proposed slate, which has been handpicked by Mr. Segal, will erode the much needed-balance and management continuity at DAVIDsTEA. In his April 25, 2018 press release,12 Mr. Segal speaks to the need for a “unified Board of Directors” at DAVIDsTEA. Based on Mr. Segal’s proposed slate of director nominees and his desire to gain a majority of the seats on the board, the board believes that Mr. Segal’s version of a unified board is a board that is unified solely by his influence. This is also a board that – based on Mr. Segal’s control – would not necessarily serve the best interests of all the company’s shareholders. As previously mentioned, the board’s Corporate Governance and Nominating Committee reviewed Mr. Segal’s proposed alternative slate of directors. Based on the Committee’s review, we believe that many of the individual director nominees did not articulate a vision for the company that was independent or different from that of Mr. Segal. In fact, in reviewing the questionnaires received from the director nominees, many overtly repeated Mr. Segal’s own language when asked about their vision for the company. 12 https://globenewswire.com/news-release/2018/04/25/1487086/0/en/DavidsTea-Founder-Herschel-Segal-Confirms-Long-Term-Commitment-to-the-Company-and-Proposes-Slate-of-New-Directors.html VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 15 -

In their letter dated March 28, 2018,[13] Porchlight Equity Management, LLC, TDM Asset Management PTY LTD., and Edgepoint Wealth Management, Inc. expressed similar concerns:

> *"There are significant concerns regarding the independence of the proposed slate, with Mr. Segal proposing himself as Chair and several of the nominees not being truly independent of RDI and Mr. Segal. These concerns must be satisfactorily addressed."*

Additionally, Hershel Segal is seeking to become the executive chairman of DAVIDsTEA. This will give him and his nominees disproportionate influence, not only on the company's strategy but also the day-to-day operations.

3. WITH HIS LONGSTANDING TENURE AT DAVIDsTEA, THE FACT THAT MR. SEGAL WAS ACTIVELY INVOLVED IN MANY OF THE DECISIONS THAT HAVE LED TO THE COMPANY'S CURRENT CHALLENGES SHOULD NOT BE OVERLOOKED

Mr. Segal Selectively Ignores His Involvement in the Company's Day-to-Day Operations

Mr. Segal is within his rights to express concern with DAVIDsTEA's financial performance and to seek change. However, it is important to recognize that, based on his lengthy tenure with the company, he has participated in many of the decisions that have led to the challenges it is addressing today. Moreover, based on his proposed plan, Mr. Segal appears to ignore new challenges and opportunities facing our business in the current retail landscape.

Mr. Segal co-founded DAVIDsTEA with his cousin, David Segal, and was on the board until he resigned on March 5, 2018. During this time, Mr. Segal exerted considerable influence over DAVIDsTEA's board direction and composition, management including key hires, and the company's strategic direction. The current challenges that Mr. Segal has highlighted to date all occurred under his watch.

For example, the operational losses Mr. Segal has referenced in the fourth quarter (2017) are primarily associated with non-cash impairment charges and onerous contracts from under-performing stores opened in recent years. These stores were opened under Mr. Segal's leadership, most notably as part of his active involvement on the company's real estate committee.

In their March 28, 2018 letter,[14] the shareholders are more pointed:

> *"We believe it is important to recognize that, until his recent resignation, Herschel Segal, RDI's President, has at all times been an active member of the Board and, through his influence as a director and significant shareholder, he has exerted considerable influence over DTEA's board composition, management and strategic direction.* ***While he is within his rights to express concerns with DTEA's financial performance and seek change, we believe it is disingenuous for him to disregard his role in bringing the company to where it is today and present himself as the***

[13] http://services.corporate-ir.net/SEC.Enhanced/SecCapsule.aspx?c=253953&fid=15556644

[14] http://services.corporate-ir.net/SEC.Enhanced/SecCapsule.aspx?c=253953&fid=15556644

VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE **FOR** THE DAVIDsTEA NOMINEES ON THE **YELLOW** PROXY TODAY
For questions or voting assistance, please contact Laurel Hill Advisory Group at:

1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com

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- 16 -

only shareholder whose views and experience should be considered in assembling DTEA's Board."

History of Extraordinary Board and Management Turnover

Since the company's initial public offering in 2015, DAVIDsTEA has had three CEOs, as well as 10 departing board members.

A brief summary of key departures from the board and management of the company since the IPO is as follows:

March 18, 2016	David Segal, co-founder, resigned as brand ambassador
April 5, 2016	Pierre Michaud, Bruce Guerriero and Guy Savard did not stand for reelection as members of the board
October 21, 2016	Sylvain Toutant announced planned departure as President and CEO and member of the board
February 18, 2017	Marc Macdonald stepped down as Chief HR Officer
March 20, 2017	Christine Bullen stepped down as interim President and CEO
April 24, 2017	Tom Folliard and Lorenzo Salvaggio did not stand for reelection as members of the board
July 31, 2017	Luis Borgen stepped down as CFO
September 7, 2017	Sarah Segal resigned as member of the board and continued as Head of Product Development and Innovation
October 26, 2017	Christine Bullen stepped down as COO of DAVIDsTEA Inc. and President of DAVIDsTEA (USA) Inc.
October 26, 2017	Edmund Noonan stepped down as Head of Real Estate
February 20, 2018	David W. McCreight resigned as member of the board
March 5, 2018	Herschel Segal resigned as member of the board
March 5, 2018	Lorenzo Salvaggio resigned as member of the board

This upheaval has led to a lack of stability at the board and management level and has created obstacles in driving meaningful change to the business. The Board believes that stability and reduced management turnover needs to be a priority for the future success of the company.

The board believes that we have dedicated leadership in Mr. Silver and his management team, who need the time and the freedom to implement the go-forward plan without change and distraction. As we move into

VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE **FOR** THE DAVIDsTEA NOMINEES ON THE **YELLOW** PROXY TODAY
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- 17 - the next chapter of DAVIDsTEA, it is critically important to ensure stability and protect the momentum the current management team is building. ***** DAVIDsTEA management believes in the company’s future and is committed to working on behalf of ALL shareholders. This is threatened by the possibility that Mr. Segal and his allies may gain full control of DAVIDsTEA. It is important that you act now to prevent that from happening. Protect the value of your investment in DAVIDsTEA and the positive momentum that we are building to turnaround the company. Support a board that is focused on stability and balance, not upheaval and even more change. Please use the YELLOW form of proxy today to vote FOR DAVIDsTEA’s nominees. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND MANAGEMENT INFORMATION CIRCULAR OF DAVIDsTEA Inc. For the Annual Meeting of Shareholders to be held on June 14, 2018 at the Fairmount Queen Elizabeth Hotel, at 900, René-Lévesque Boulevard West Montréal, Québec, Canada, at 9:30 a.m. May 10, 2018 Vote Your YELLOW Proxy Today These materials are important and require your immediate attention. If you have questions or require assistance with voting, you may contact DAVIDsTEA’s Proxy Solicitation Agent: Laurel Hill Advisory Group North American Toll-Free Number: 1-877-452-7184 Collect Calls Outside North America: 416-304-0211 Email: assistance@laurelhill.com

TABLE OF CONTENTS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS . 1 QUESTIONS AND ANSWERS 3 INTRODUCTION . 9 NOTICE TO DAVIDsTEA SHAREHOLDERS IN THE UNITED STATES. 9 NON-IFRS MEASURES 9 CURRENCY . 10 FORWARD-LOOKING STATEMENTS 11 VOTING INFORMATION AND GENERAL PROXY MATTERS 13 BUSINESS OF THE MEETING 17 A. B. C. PresentaƟon of the Financial Statements . 17 ElecƟon of Directors 17 Appointment of Auditor 27 STATEMENT OF EXECUTIVE COMPENSATION. 29 DIRECTOR COMPENSATION 55 DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE 62 INDEBTEDNESS OF DIRECTORS AND OFFICERS. 62 SUBSEQUENT EVENTS . 62 MANAGEMENT CONTRACTS . 62 INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS. 62 REPORT ON CORPORATE GOVERNANCE PRACTICES 62 ANNUAL REPORT AND ADDITIONAL INFORMATION 72 RECEIPT OF SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING. 72 APPROVAL OF THE INFORMATION CIRCULAR 72

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS NOTICE IS HEREBY GIVEN that the annual meeting (the “Meeting”) of shareholders (the “Shareholders”) of DAVIDsTEA Inc. (“DAVIDsTEA” or the “Company”) will be held at the Fairmount Queen Elizabeth Hotel, at 900, René-Lévesque Boulevard West, Montréal, Québec, Canada, H3B 4A5 at 9:30 a.m. (Eastern Time), on June 14, 2018, for the purposes of: (a) receiving the audited consolidated financial statements of the Company for the year ended February 3, 2018 and the report of the auditor thereon; (b) electing directors for the ensuing year; (c) appointing the auditor of the Company and authorizing the directors to fix its remuneration; and (d) transacting such other business as may properly be brought before the Meeting. Further information regarding the matters to be considered at the Meeting is set out in the accompanying management information circular. The directors of the Company have fixed the close of business on April 30, 2018 as the record date for determining Shareholders entitled to receive notice of and to vote at the Meeting. Montreal, Québec, May 10, 2018. By order of the board of directors (s) Maurice Tousson Maurice Tousson Chairman of the board of directors

- 2 - IMPORTANT Shareholders are encouraged to vote. Please complete, date and sign the enclosed YELLOW proxy or voting instruction form (together, the “YELLOW Proxy”) and return it in the envelope provided for that purpose. YELLOW Proxies, to be valid, must be deposited at the office of the registrar and transfer agent of the Company, AST Trust Company (“AST”), located at 320 Bay Street, B1 Level, Toronto, Ontario, Canada, M5H 4A6, no later than 5:00 p.m. (Eastern Time) on June 12, 2018, or, in the event the Meeting is adjourned or postponed, then not less than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned meeting is reconvened or the postponed meeting is convened. If you appoint Mr. Maurice Tousson or Mr. Joel Silver as your proxyholder, your common shares of the Company (the “Shares” or “Common Shares”) will be voted in accordance with your instructions in the YELLOW Proxy or, if no such instructions are given, such proxyholders will vote IN FAVOUR of the matters indicated in items (b) and (c) in the accompanying Notice of Meeting. Shareholders may also cast their vote by telephone, email or via the internet by following the instructions provided in the enclosed YELLOW Proxy. Yellow Proxies must also be cast no later than 5:00 p.m. (Eastern Time) on June 12, 2018, or, in the event the Meeting is adjourned or postponed, then not less than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned meeting is reconvened or the postponed meeting is convened. The Chairperson of the Meeting may waive this cut-off time at his/her discretion without notice. These Shareholder materials are being sent to both registered and non-registered owners of Common Shares. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 3 - QUESTIONS AND ANSWERS QUESTIONS ABOUT THE MEETING 1. When is the proxy voting deadline? The deadline to vote by proxy is 5:00 p.m. (Eastern Time) on June 12, 2018 or, in the event the Meeting is adjourned or postponed, then not less than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned meeting is reconvened or the postponed meeting is convened. 2. When and where will the Meeting take place? The Meeting will be held at 9:30 a.m. (Eastern Time) on Thursday, June 14, 2018 at the Fairmont Queen Elizabeth Hotel, 900 René-Lévesque Boulevard West, Montréal, Québec, Canada. 3. What am I being asked to vote on? At the Meeting, Shareholders will be asked to vote on: i) the election of the directors of the Company who will serve until the next annual meeting of Shareholders or until their successors are appointed; ii) the appointment of the auditor of the Company who will serve until the end of the next annual meeting of Shareholders or until its successor is appointed, and authorizing the Board to fix its remuneration; and iii) to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof. 4. What does the DAVIDsTEA Board recommend? DAVIDsTEA’s Board unanimously recommends that the Shareholders YELLOW Proxy: vote ONLY using the 5 FOR Electing All Six Directors Proposed by DAVIDsTEA: Kathleen C. Tierney Independent Gary O’Connor Independent Joel Silver Non-Independent VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 4 -

Peter Cornetta
Independent

Ben Gisz
Independent

Steven J. Collins
Independent

☑ **FOR the appointment of Ernst & Young LLP as the Company's auditor**

5. Is this a contested election for the director nominees to DAVIDsTEA's Board?

Yes. Rainy Day Investments Ltd. and Mr. Segal have put forward an alternative slate of seven nominees for election to the Board. The result is a proxy contest. You have an important decision that will directly impact the future of your investment. The directors receiving the most "FOR" votes will be seated following the election. We encourage you to return your **YELLOW** Proxy as soon as possible.

6. What is this proxy contest about?

The upcoming election will determine the individuals most qualified to serve on DAVIDsTEA's Board. The Board needs to act from a position of independence and exercise significant expertise to responsibly lead DAVIDsTEA's operations, assets and capital. DAVIDsTEA board and management have a compelling vision for the company and are focused on executing our strategy for the company's future and are committed to creating value for ALL shareholders. Additionally, DAVIDsTEA's proposed slate of directors has the right mix of skills, experience, perspective and independence to oversee the management of DAVIDsTEA and reflect the interest of ALL shareholders.

On the other hand, Mr. Segal is seeking control of the board with a slate of nominees handpicked by him. The Board believes the alternative slate of director nominees represents the status quo and fails to put forward a unique vision that addresses the new challenges and opportunities in retail. Mr. Segal is attempting to gain control of the board without having paid a premium to other shareholders, and we believe that this threatens stability at DAVIDsTEA.

7. Why does the board of DAVIDsTEA disapprove the co-founder's slate of director nominees?

Herschel Segal co-founded DAVIDsTEA with his cousin, David Segal, and was on the board from the IPO until he resigned on March 5, 2018. During this time, he exerted considerable influence over DAVIDsTEA's board direction and composition, management including key hires, and the company's strategic direction. While we respect Mr. Segal's position as a co-founder and major shareholder as well as his contribution to the company's early successes, Mr. Segal was actively

VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE **FOR** THE DAVIDsTEA NOMINEES ON THE **YELLOW** PROXY TODAY
For questions or voting assistance, please contact Laurel Hill Advisory Group at:

1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com

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- 5 - involved in many of the decisions that have led to DAVIDsTEA’s current challenges. His actions continue to threaten the stability and balance that will be so critical to our success. While we believe that Mr. Segal, as a 46% shareholder, is entitled to proportionate representation on the board and we have attempted to reach a compromise that would have provided him with such representation, allowing Mr. Segal a majority of the board seats would permit him to run the board and the company like a family business and not serve the interests of all DAVIDsTEA shareholders. We believe that Mr. Segal is putting the future of your company and your investment at risk. QUESTIONS ABOUT VOTING IN GENERAL 1. Who should I contact for more information or assistance in voting my shares? If you have any questions, or require any assistance in voting your shares, please contact the Company’s proxy agent, Laurel Hill Advisory Group, toll free in North America at 1-877-452-7184 (or outside North America at 1-416-304-0211) or by email at assistance@laurelhill.com. 2. How do I vote? If you held shares as of the close of business on the Record Date of Monday, April 30, 2018, then you are eligible to vote your shares at the Meeting. The voting process is different depending on whether you are a registered or non-registered owner of Common Shares. If you have Common Shares registered in your own name, you are a Registered Owner. If your shares are held with a broker, bank or other intermediary, you are a non-registered owner (“Beneficial Shareholder”). Registered Shareholders i) In Person Registered owners may attend and vote in person at the Meeting at 9:30 a.m. (Eastern Time) on Thursday, June 14, 2018 at the Fairmont Queen Elizabeth Hotel, 900 René-Lévesque Boulevard West, Montréal, Québec, Canada. ii) Email or Fax You may fax your proxy to 416-368-2502 or toll free in Canada and the United States to 1-866-781-3111 or scan and email to proxyvote@astfinancial.com. iii) Telephone Use any touch-tone phone, call toll free in Canada and United States 1-888-489-7352 and follow the voice instructions. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 6 - iv) Mail Complete, date and sign the YELLOW Proxy and return it in the enclosed postage paid envelope to: AST Trust Company (Canada) P.O. Box 721 Agincourt, ON M1S 0A1 Beneficial Shareholders i) In Person Beneficial Shareholders wishing to attend and vote in person at the Meeting should follow the instructions provided by their broker or agent. ii) Internet Vote online at www.proxyvote.com. iii) Telephone Use any touch-tone phone, call toll free number listed on the YELLOW Proxy and vote using the 16 digit control number provided therein. iv) Mail Complete, date and sign the YELLOW Proxy and return it using the enclosed postage paid envelope to: AST Trust Company (Canada) P.O. Box 721 Agincourt, ON M1S 0A1 The deadline to vote by proxy is 5:00 p.m. (Eastern Time) on June 12, 2018. 3. Who is soliciting my proxy? DAVIDsTEA’s management is soliciting the YELLOW Proxy for use at the Meeting. DAVIDsTEA is providing this Information Circular to give the Shareholders as much information as possible about the DAVIDsTEA nominees. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 7 - 4. How many votes do I have? You are entitled to one vote for each share that you held as of the close of business on April 30, 2018 (the “Record Date”). 5. How many shares are eligible to vote at the Meeting? As of the Record Date, there were 25,912,061 shares issued and outstanding. Each of those shares will carry the right to vote at the meeting. 6. Who will count the votes? The votes at the Meeting will be counted by AST Trust Company, which is the registrar and transfer agent for DAVIDsTEA. 7. How do I appoint someone else to vote for me? You are entitled to appoint a person, who need not be a Shareholder, other than the persons designated in the enclosed YELLOW Proxy, to represent you at the Meeting. If you are a Registered Shareholder, such right may be exercised by inserting in the blank space provided in the YELLOW Proxy the name of the person to be designated or by completing another YELLOW Proxy and, in either case, depositing the YELLOW Proxy with the registrar and transfer agent of the Company, AST, located at 320, Bay Street, B1 Level, Toronto, Ontario, Canada, M5H 4A6, at any time before the proxy deadline, being 5:00 p.m. (Eastern Time) on June 12, 2018, or, in the event the Meeting is adjourned or postponed, then not less than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned meeting is reconvened or the postponed meeting is convened. Beneficial Shareholders should follow the instructions provided by their broker or agent and must return the YELLOW Proxy as directed by their broker or agent sufficiently in advance of the proxy deadline to enable their broker or agent to act on it before the proxy deadline. The Company reserves the right to accept late proxies and to waive the proxy deadline with or without notice, but is under no obligation to accept or reject any particular late proxy. 8. How will my YELLOW Proxy be voted? If you have deposited a YELLOW Proxy, your YELLOW Proxy will be voted on each respective matter in accordance with your voting instructions provided in your YELLOW Proxy. If no choice is specified with respect to a matter and you have appointed one of the proxyholders named in the YELLOW Proxy as your proxyholder, such person will vote “FOR” each matter identified in the Information Circular. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 8 - 9. What should I do if I voted using another proxy from the alternative slate of nominees, but want to change my vote? Discard any form of proxy received from the alternative slate of nominees. If you have voted using the alternative slate’s proxy, you may still support DAVIDsTEA’s Board by voting on the YELLOW Proxy. A later dated YELLOW Proxy will supersede a previous form of proxy or voting instruction form. 10. What vote is required to approve each proposal? x Proposal 1: Election of directors. The ordinary resolution shareholders will be asked to approve with respect to the election of directors must be passed by a majority of the votes cast, in person or by proxy, by shareholders at the Meeting. In accordance with a resolution adopted by the Board, the number of directors of the Company to be elected at the Meeting has been set at six (6). You can choose to vote “For” or “Withhold” with respect to the election of directors. A “Withhold” vote will not be counted as a vote cast. In a contested election, such as this, the director nominees who receive the highest number of votes cast “For”, in person or by proxy, at the Meeting will be elected to the Board. x Proposal 2: Appointment of Ernst & Young LLP. Shareholders will be asked to pass an ordinary resolution with respect to the appointment of Ernst & Young LLP as the Company’s auditors, which must be passed by a majority of the votes cast, in person or by proxy, by shareholders at the Meeting. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 9 - MANAGEMENT INFORMATION CIRCULAR INTRODUCTION This management information circular (this “Information Circular”) is provided in connection with the solicitation of proxies for use at the annual meeting of shareholders (“Shareholders”) of DAVIDsTEA Inc. (“DAVIDsTEA” or the “Company”) to be held on June 14, 2018, (the “Meeting”) at the time and place and for the purposes stated in the accompanying notice of meeting (the “Notice of Meeting”) and any adjournment thereof. Unless otherwise indicated, the information contained in this Information Circular is given as of May 10, 2018. In this Information Circular, references to the “Company” or “DAVIDsTEA” are to be read as including its sole subsidiary, DAVIDsTEA (USA) Inc., as the context requires. NOTICE TO DAVIDsTEA SHAREHOLDERS IN THE UNITED STATES DAVIDsTEA is a company existing under the laws of Canada. The solicitation of proxies and the proposals contemplated herein involve securities of a Canadian issuer and are being effected in accordance with provincial and Canadian corporate and securities laws. Shareholders should be aware that requirements under such provincial and Canadian laws differ from requirements under United States corporate and securities laws relating to United States corporations. The proxy rules under the United States Securities Exchange Act of 1934, as amended, are not applicable to the Company or this solicitation and therefore this solicitation is not being effected in accordance with such laws. NON-IFRS MEASURES Certain terms used or incorporated by reference in this Information Circular, such as Adjusted selling, general and administration expenses, Adjusted results from operating activities, EBITDA and Adjusted EBITDA are not measures defined under International Financial Reporting Standards (“IFRS”), do not have standardized meanings prescribed by IFRS and should not be compared to or construed as alternatives to profit/loss, cash flow from operating activities or other measures of financial performance calculated in accordance with IFRS. Adjusted selling, general and administration expenses, Adjusted results from operating activities, EBITDA, Adjusted EBITDA and other non-IFRS measures, as computed by DAVIDsTEA, may not be comparable to similar measures as reported by other reporting issuers in similar or different industries. We present Adjusted selling, general and administration expenses and Adjusted results from operating activities as supplemental measures because we believe they facilitate comparative assessment of our selling, general, administration expenses as well as performance based on our results under IFRS, while isolating the effects of some items that vary from period to period. Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share allow for an assessment of our operating performance, including new store costs, without the effect of non-cash charges of the period or other one-time charges, such as depreciation, amortization, finance costs, deferred rent, non-cash compensation expense, costs related to onerous contracts or contracts where we expect the costs of the obligations to exceed the economic benefit, gain (loss) on derivative financial instruments, loss on disposal of property and equipment, impairment of property and equipment, and certain non-recurring expenses. These measures also function as benchmarks to evaluate our operating performance. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 10 - “EBITDA” is calculated as earnings before interest and financing costs (net of interest income), income taxes, depreciation and amortization. “Adjusted EBITDA” is calculated as earnings before interest and financing costs (net of interest income), income taxes, depreciation, amortization, deferred rent, non-cash compensation expense, costs related to onerous contracts or contracts where we expect the costs of the obligations to exceed the economic benefit, gain (loss) on derivative financial instruments, loss on disposal of property and equipment, impairment of property and equipment, and other non-recurring costs. For a reconciliation of these non-IFRS measures to the most comparable IFRS measures, please see pages 34-36 of DAVIDsTEA annual report on Form 10-K for the fiscal year ended February 3, 2018, filed with the U.S. Securities and Exchange Commission (“SEC”) on April 19, 2018 (the “Annual Report”), which is available on the Company’s profile on SEDAR at www.sedar.com or on the SEC’s electronic data system called EDGAR at www.sec.gov, and, upon request, the Company will promptly provide a copy of the Annual Report free of charge to a Shareholder. CURRENCY All dollar amounts set forth herein are expressed in Canadian dollars, unless otherwise indicated, and the symbol “$” or “CDN$” refers to the Canadian dollar and the symbol “US$” or “USD” refers to the U.S. dollar. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 11 - FORWARD-LOOKING STATEMENTS This Information Circular contains certain information that may constitute forward-looking information within the meaning of applicable securities laws, which DAVIDsTEA refers to in this Information Circular as forward-looking statements. These statements reflect DAVIDsTEA’s current expectations related to future events or its future results, performance, achievements, business prospects or opportunities and products and services development, and future trends affecting the Company. All such statements other than statements of historical fact are forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing” or the negative of these words or other variations or synonyms of these words or comparable terminology and similar expressions. Forward-looking statements reflect current estimates, beliefs and assumptions, which are based on DAVIDsTEA’s perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. DAVIDsTEA’s estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. DAVIDsTEA can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Many factors could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the following factors, which are discussed in greater detail under the “Risk Factors” section in our Annual Report: our ability to successfully implement our growth strategy; our ability to grow our brand recognition and store base in the United States; our ability to adapt our business to changes in the retail industry; our ability to grow our e-commerce business; significant competition within our industry; changes in consumer preferences and economic conditions affecting disposable income; the effect of a decrease in customer traffic to the shopping malls, centers and street locations where our stores are located; the impact from real or perceived quality or safety issues with our teas, tea accessories and other tea-related merchandise; our ability to obtain quality products from third-party manufacturers and suppliers on a timely basis or in sufficient quantities; actual or attempted breaches of data security; and the impact of weather conditions, natural disasters and man made disasters on the supply and price of tea. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those expressly or impliedly expected or estimated in such statements. Shareholders and investors should not place undue reliance on forward-looking statements as the plans, intentions or expectations upon which they are based might not occur. Although the Company cautions that the foregoing list of significant risk factors, as well as those risk factors presented under the heading “Risk Factors” and elsewhere in the Annual Report, are not exhaustive, Shareholders and investors should carefully consider them and the uncertainties they represent and the risks they entail. The forward-looking statements contained in this Information Circular are expressly qualified by this cautionary statement. Unless otherwise indicated by the Company, forward-looking statements in this Information Circular describe DAVIDsTEA’s expectations as of the date of this Information Circular and, accordingly, are subject to change after such date. The VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 12 - Company does not undertake to update or revise any forward-looking statements, except in accordance with applicable securities laws. Additional information relating to DAVIDsTEA can be located under the Company’s profile on SEDAR at www.sedar.com or on the SEC’s electronic data system called EDGAR at www.sec.gov. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 13 - VOTING INFORMATION AND GENERAL PROXY MATTERS Solicitation of Proxies The enclosed YELLOW Proxy is being solicited by the management of the Company and the expenses of this solicitation will be borne by the Company. The solicitation will be conducted primarily by mail but proxies may also be solicited personally by officers, employees or agents of the Company, without additional compensation. The Company has also retained Laurel Hill Advisory Group (“Laurel Hill”) to provide the following services in connection with the Meeting: developing and implementing Shareholder communication and engagement strategies; solicitation of Shareholder proxies including contacting Shareholders by telephone; liaising with proxy advisory firms; recommending corporate governance best practices where applicable; advising with respect to the Meeting and proxy protocol; and reporting and reviewing the tabulation of Shareholder proxies. In connection with these services, Laurel Hill is expected to receive a fee of up to $200,000 plus reasonable out-of-pocket expenses. The Company shall directly deliver proxy documents to registered owners through the Company’s registrar and transfer agent, AST, and the Company shall bear the cost of such delivery. The Company will also reimburse brokers and other persons holding Common Shares on their behalf or on behalf of nominees for reasonable costs incurred in sending the proxy documents to non-registered owners who are objecting beneficial owners, as described in National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”). Record Date The record date for determining those Shareholders entitled to receive notice and to vote at the Meeting is the close of business on April 30, 2018 (the “Record Date”). Only registered and non-registered owners of Common Shares as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. No person becoming a registered or non-registered owner after the Record Date shall be entitled to receive notice of the Meeting, nor can any registered or non-registered owner vote Common Shares they acquire after the Record Date at the Meeting. The failure of any Shareholder to receive notice of the Meeting does not deprive the Shareholder of the right to vote at the Meeting. As of the Record Date there were 25,912,061 Common Shares issued and outstanding. Appointment of Proxyholders The persons named as proxyholders in the enclosed YELLOW Proxy are Mr. Maurice Tousson or Mr. Joel Silver, the Chairman and Chief Executive Officer, respectively, of the Company. You are entitled to appoint a person, who need not be a Shareholder, other than the persons designated in the enclosed YELLOW Proxy, to represent you at the Meeting. If you are a registered shareholder such right may be exercised by inserting in the blank space provided in the YELLOW Proxy the name of the person to be designated or by completing another YELLOW Proxy and, in either case, depositing the YELLOW Proxy with the registrar and transfer agent of the Company, AST, located at 320, Bay Street, B1 Level, Toronto, Ontario, Canada, M5H 4A6, at any time before the proxy deadline, being 5:00 p.m. (Eastern Time) on June 12, 2018, or, in the event the Meeting is adjourned or postponed, then not less than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned meeting is reconvened or the postponed meeting is convened. Non-registered owners should follow the instructions provided by their VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 14 - broker or agent and must return the YELLOW Proxy as directed by their broker or agent sufficiently in advance of the proxy deadline to enable their broker or agent to act on it before the proxy deadline. The Company reserves the right to accept late proxies and to waive the proxy deadline with or without notice, but is under no obligation to accept or reject any particular late proxy. Revocation of Proxies A registered Shareholder who executes and returns the accompanying YELLOW Proxy may revoke the same (a) by instrument in writing executed by the Shareholder, or by his or her attorney authorized in writing, and deposited either: (i) at the principal executive offices of the Company, to the attention of Howard Tafler, the Chief Financial Officer of the Company, 5430, Ferrier Street, Town of Mount-Royal, Québec, Canada, H4P 1M2, at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof at which the proxy is to be used, or (ii) with the chairman of the Meeting on the day of the Meeting or any adjournment thereof, or (b) in any other manner permitted by law. If the Shareholder is a Company, any such instrument of revocation must be executed by a duly authorized officer or attorney thereof. Non-registered owners may have different instructions and should carefully follow the instructions provided to them from their bank, broker or other intermediary. Exercise of Voting Rights by Proxies The persons named in the enclosed YELLOW Proxy, on a show of hands or by ballot as applicable, will vote (or withhold from voting) the Shares in respect of which they are appointed as proxies in accordance with the instructions of the Shareholders appointing them. If a Shareholder specifies a choice with respect to any matter to be acted upon, the Shares will be voted accordingly. If no instructions are given, the Shares will be voted FOR the election of the nominees of the board of directors of the Company (the “Board of Directors” or the “Board”) as directors and FOR the appointment of Ernst & Young LLP as auditors. The enclosed YELLOW Proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting, and with respect to other business which may properly come before the Meeting or any adjournment thereof. As of the date hereof, management of the Company knows of no such amendment, variation or other business to come before the Meeting. If any such amendment or other business properly comes before the Meeting, or any adjournment thereof, the persons named in the enclosed YELLOW Proxy will vote on such matters in accordance with their best judgement. Voting Process The voting process is different depending on whether you are a registered or non-registered owner of Common Shares. If you have Common Shares registered in your own name, you are a registered owner. If you do not hold Common Shares in your own name, you are a non-registered owner (“Beneficial Shareholder”). If your Common Shares are listed in an account statement provided to you by a broker, then it is likely that those Common Shares will not be registered in your name, but under the broker’s name or under the name of an agent of the broker such as CDS Clearing and Depository Services Inc., the nominee for many Canadian brokerage firms, or its nominee. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 15 - Securities regulation requires brokers or agents to seek voting instructions from non-registered owners in advance of the Meeting. Beneficial Shareholders should be aware that brokers or agents can only vote Common Shares if instructed to do so by the Beneficial Shareholder. Your broker or agent (or their agent, Broadridge Financial Solutions, Inc.) will have provided you with a YELLOW voting instruction form or YELLOW form of proxy for the purpose of obtaining your voting instructions. Every broker has its own mailing procedures and provides instructions for voting. You must follow those instructions carefully to ensure your Common Shares are voted at the Meeting. If you are a Beneficial Shareholder receiving a YELLOW Proxy from a broker or agent, you cannot use that proxy to vote in person at the Meeting. To vote your Common Shares at the Meeting, the YELLOW Proxy must be returned to the broker or agent well in advance of the Meeting, as instructed by the broker or agent. If you wish to attend and vote your Common Shares in person at the Meeting, follow the instructions for doing so provided by your broker or agent. Voting in Person at the Meeting Registered owners may attend and vote in person at the Meeting. Beneficial Shareholders wishing to attend and vote in person at the Meeting should follow the instructions provided by their broker or agent. Interest of Certain Persons in Matters to be Acted Upon No person who has been a director or an executive officer of the Company nor any proposed nominee for election as a director of the Company at any time since the beginning of its last completed financial year, or any associate or affiliate of any such director, officer or proposed nominee, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except as set forth in this Information Circular. Voting Securities and Principal Holders Thereof The Company is authorized to issue an unlimited number of Common Shares. As at the Record Date, 25,912,061 Common Shares are issued and outstanding. The Common Shares are the only securities of the share capital of the Company outstanding. Each Common Share entitles its holder to one (1) vote with respect to the matters voted at the Meeting. Holders of Common Shares whose names are registered on the lists of Shareholders of the Company as at the Record Date will be entitled to exercise the voting rights attached to the Common Shares in respect of which they are so registered at the Meeting, or any adjournment thereof, if present or represented by proxy thereat. To the knowledge of the Board of Directors, the only persons who beneficially own, directly or indirectly, or exercise control or direction over, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of the Company, as at the Record Date, are: VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 16 -

Name	Number of Common Shares	Percentage of outstanding Common Shares
Rainy Day Investments Ltd	12,012,538	46.36 %
Porchlight Equity Management, LLC	3,304,306	12.8 %
TDM Asset Management PTY. Ltd.	3,162,520	12.2 %
EdgePoint Investment Group Inc.	2,984,352	11.5 %

VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE **FOR** THE DAVIDsTEA NOMINEES ON THE **YELLOW** PROXY TODAY
For questions or voting assistance, please contact Laurel Hill Advisory Group at:

1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com

ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 17 - BUSINESS OF THE MEETING The Meeting will be constituted as an annual meeting. The audited consolidated financial statements of the Company for the year ended February 3, 2018 and the report of an independent registered public accounting firm thereon will be presented to the Shareholders at the Meeting, but no vote thereon or with respect thereto is required or proposed to be taken. Shareholders will be asked to consider and vote on: (i) the election of the directors of the Company who will serve until the next annual meeting of Shareholders or until their successors are appointed; (ii) the appointment of the auditor of the Company who will serve until the end of the next annual meeting of Shareholders, and authorizing the Board to fix its remuneration; and (iii) to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof. A. Presentation of the Financial Statements As indicated above, the audited consolidated financial statements of the Company for the year ended February 3, 2018 and the report of an independent registered public accounting firm thereon will be presented to the Shareholders at the Meeting, but no vote with respect thereto is required or proposed to be taken. B. Election of Directors The articles of the Company (the “Articles”) provide that the Board of Directors shall consist of not less than three (3) and not more than fifteen (15) directors. The Board is presently composed of seven (7) directors. Gary O’Connor, Kathleen C. Tierney and Joel Silver are currently members of the Board and have been members since the dates indicated below. Tyler Gage, Michael J. Mardy, Emilia Di Raddo and Maurice Tousson are current members of the Board who will not be standing for re-election, however, the Board is nominating Peter Cornetta, Ben Gisz and Steven J. Collins as new members of the Board. In accordance with a resolution adopted by the Board, the number of directors of the Company to be elected at the Meeting has been set at six (6). Each director is elected to the Board for a one-year (1) term ending at the next annual meeting of Shareholders or when his or her successor is elected, unless he or she resigns or his or her office otherwise becomes vacant. The Company does not employ the practice of “slate voting” and, as such, Shareholders may vote “For” or “Withhold” from voting, for each director nominee individually. The Board has adopted a majority voting policy (the “Majority Voting Policy”). Pursuant to the Majority Voting Policy, a nominee for election as a director will promptly tender his or her resignation to the Corporate Governance and Nominating Committee if, in an uncontested election, such nominee VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 18 - receives a greater number of votes “Withheld” from his or her election than votes “For” such election. The Majority Voting Policy provides that the Board will consider the recommendation of the Corporate Governance and Nominating Committee with respect to such resignation and determine whether to accept or reject such resignation. The Corporate Governance and Nominating Committee will be expected to recommend acceptance of the resignation to the Board, unless the circumstances direct otherwise. Following the applicable Board’s decision on the resignation, the Board will disclose, within ninety (90) days following the date of the relevant meeting of Shareholders, a press release disclosing the Board’s determination (and the reasons for rejecting the resignation, if applicable). However, the Majority Voting Policy does not apply in circumstances involving contested director elections. In a contested director election, the director nominees who receive the most votes “For” will be elected to the Board of Directors. Nominees Management of the Company proposes to nominate the persons whose names are set forth below to act as directors of the Company. Kathleen C. Tierney Independent Gary O’Connor Independent Joel Silver Non-Independent Peter Cornetta Independent Ben Gisz Independent Steven J. Collins Independent We recommend that you vote FOR the election of each of the foregoing nominees as directors. Except where authority to vote on the election of directors is withheld, the persons named in the accompanying YELLOW Proxy intend to vote FOR the election of each of the foregoing nominees as directors. All of the nominees have established their eligibility and willingness to serve as a director if elected, and, in the opinion of the Board and management, the nominees are qualified to act as directors of the VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 19 - Company. The Board and management of the Company have no reason to believe that any of such nominees will be unable or unwilling to serve, for any reason, if elected to office. The following tables provide information about the proposed nominees for election as directors, including their name, age, place of residence, the year in which they first became directors, independence from the Company, their principal occupation, biography, committee memberships, memberships on boards of other public companies during the last five (5) years (if applicable) and the number of Common Shares and other securities of the Company beneficially owned, or controlled or directed, directly or indirectly, by each director, the whole to the best of the knowledge of the Company based on publicly available information as at May 2, 2018. Certain information relating to the nominees being proposed as directors of the Company was not known to the Company and was furnished by each relevant nominee. * * * GARY O’CONNOR Québec, Canada Age: 69 Corporate Director Mr. O’Connor was an audit partner at KPMG Barbados from September 2009 to September 2012, at which time he retired. He currently serves on the board of MTY Food Group Inc. He previously served on the board of Imvescor Restaurant Group Inc. between March 2014 to February 2018, where he also chaired the Audit and Risks Committee. Mr. O’Connor received a Bachelor of Commerce in Accounting from Concordia University. Mr. O’Connor brings accounting experience to the Board. Director since 2017 Independent Imvescor Restaurant x x Board of Directors Chair of the Corporate Governance and Nominating Committee Human Resources and Compensation Committee Audit Committee Group Inc. (TSX: IRG) MTY Food Group Inc. (TSX: MTY) x x VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION Other Public Company Board/Committee Memberships Directorships in the Past Five Years

- 20 -

Securities Beneficially Owned, Controlled or Directed				
As at	Common Shares	Restricted Stock Units	Options	Total Value of Shares, RSUs and Options (US$)[(1)]
May 2, 2018	---	**7,500**	---	---

* * *

JOEL SILVER
Ontario, Canada
Age: **47**

Director since 2017

Non Independent

President and Chief Executive Officer of DAVIDsTEA Inc.

Mr. Silver joined our company as President and Chief Executive Officer in March 2017. Prior to that, Mr. Silver served in a variety of leadership roles for various consumer goods companies. From 2011 to 2016, Mr. Silver served as General Partner and a member of the board of directors of TrilogyGrowth, a venture capital fund he co-founded. From 2003 to 2011, Mr. Silver held several positions of increasing responsibility at Indigo Books & Music Inc. (TSX:IDG) and has been a member of its board of directors since 2011. Mr. Silver earned his Bachelors degree from Wilfrid-Laurier University in Canada and his Masters degree of Business Administration from Harvard University. Mr. Silver brings diverse experience with consumer-centric and lifestyle brands.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships
Indigo Books & Music Inc. (TSX: IDG)	• Board of Directors[(2)]

Securities Beneficially Owned, Controlled or Directed				
As at	Common Shares	Restricted Stock Units	Options	Total Value of Shares, RSUs and Options (US$)[(1)]
May 2, 2018	---	**25,970**	**$106,450**	---

VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE **FOR** THE DAVIDsTEA NOMINEES ON THE **YELLOW** PROXY TODAY
For questions or voting assistance, please contact Laurel Hill Advisory Group at:

1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com

ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 21 -

*   *   *

PETER CORNETTA
Massachusetts, United States
Age: **46**

Nominee as Director

Independent

Mr. Cornetta is a Senior Managing Director of Porchlight Equity Management, LLC and is responsible for the day-to-day management of the Firm. Mr. Cornetta has 22 years of professional experience, 20 of which have been spent as a private equity investment professional, investing across an array of industries including consumer, ecommerce, healthcare services, industrial, media, and retail. His experiences range in diversity from majority to minority investments in both growth equity and leveraged buyout transactions. He is involved in all aspects of the investment process including origination, transaction negotiation, and execution of post-closing development. Prior to Porchlight Equity Management, LLC, Mr. Cornetta was a Managing General Partner of Highland Consumer Partners, managing all aspects of the firm. Prior to joining Highland Consumer Partners, he was a Managing Director with H.I.G. Capital, a leading private equity firm focused on the middle market.

Other Public Company Directorships in the Past Five Years	**Board/Committee Memberships**
–	–

Securities Beneficially Owned, Controlled or Directed				
As at	**Common Shares**	**Restricted Stock Units**	**Options**	**Total Value of Shares, RSUs and Options (US$)**(1)
May 2, 2018	**3,304,306**(3)	**---**	**---**	**$12,060,717**

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- 22 -

* * *

BEN GISZ New South Wales, Australia Age: **41** Nominee as Director Independent	Mr. Gisz is a partner at TDM Asset Management, a Sydney (Australia) based investment firm with a global mandate. Mr. Gisz has extensive financial markets experience, including roles in investment banking and private equity/principal investments with Investec Group in Sydney and London. Prior to this, Mr. Gisz was an equities analyst with Credit Suisse. Mr. Gisz holds a Bachelor of Commerce degree from the University of Sydney and is a fellow of the Financial Services Institute of Australasia. Mr. Gisz is also a chartered accountant and a CFA charter holder. Mr. Gisz is a Non-Executive Director of publicly listed dental services company Pacific Smiles Group Limited, as well as Chairman of the Nominations and Remuneration Committee and a member of the Audit and Risk Committee. Mr. Gisz is also a Non-Executive Director of specialty retailer kikki.K Holdings Pty Ltd.

Other Public Company Directorships in the Past Five Years	**Board/Committee Memberships**
Pacific Smiles Group Limited (ASX: PSQ)	

Securities Beneficially Owned, Controlled or Directed				
As at	**Common Shares**	**Restricted Stock Units**	**Options**	**Total Value of Shares, RSUs and Options (US$)**[1]
May 2, 2018	**3,162,520**[4]	**---**	**---**	**$11,543,198**

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- 23 -

* * *

STEVEN J. COLLINS Massachusetts, United States Age: **49** Nominee as Director Independent	Mr. Collins was a Managing Director at Advent International Corporation ("Advent") from 2007 to 2017. Mr. Collins joined Advent in 1995 and rejoined after graduate school in 2000. Mr. Collins is a member of the board of directors of Bojangles', Kirkland's and Party City. He was a member of the board of specialty retailers Five Below from 2010 to 2015 and lululemon athletica from 2014 to 2017. He holds a BA and BS from the University of Pennsylvania and The Wharton School, and an MBA from Harvard Business School. Mr. Collins' experience serving as a director of various companies brings significant knowledge of the retail and consumer sectors to the Board.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships
Kirkland's, Inc. (Nasdaq: KIRK)	
Lululemon Athletica Inc. (Nasdaq: LULU)	
Party City Holdco Inc. (NYSE: PRTY)	
Five Below Inc. (Nasdaq: FIVE)	
Bojangles' Inc. (Nasdaq: BOJA)	

Securities Beneficially Owned, Controlled or Directed				
As at	Common Shares	Restricted Stock Units	Options	Total Value of Shares, RSUs and Options (US$)[(1)]
May 2, 2018	---	---	---	---

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- 24 -

*   *   *

KATHLEEN C. TIERNEY California, United States Age: **72** Director since 2016 Independent	Ms. Tierney served as Chief Executive Officer of specialty retailer Sur La Table, Inc. from August 2004 to 2008 and served as its Executive Vice Chairman from 2008 to 2011; as Chief Executive Officer of Fitch North America from 2001 to 2003; and as Chief Executive Officer at Smith & Hawken from 1993 to 1999. During her tenure at The Nature Company, she served as an Executive Vice President, overseeing their growth from three locations to 120 stores nationwide. She has served as an Independent Consultant with a client roster including The Home Depot, Vinquiry, Yoga Works and Hirsch Bedner Design. Ms. Tierney has a rich background in the retail industry and international business and has years of public and private Board experience serving as an Independent Director for: HHGregg, VO2, The Fragrance Outlet and Taft Street Winery. Kathy brings valuable management and Retail experience to the Board.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships
H.H. Gregg, Inc.	• Board of Directors • Corporate Governance and Nominating Committee • Chair of the Human Resources and Compensation Committee

Securities Beneficially Owned, Controlled or Directed				
As at	Common Shares	Restricted Stock Units	Options	Total Value of Shares, RSUs and Options (US$)[(1)]
May 2, 2018	**3,595**	**7,500**	**---**	**$13,122**

Notes:

(1) The value of Common Shares and RSUs is determined by multiplying the number of Common Shares held and RSUs vested on May 2, 2018 by the closing price of the Common Shares on the NASDAQ on May 2, 2018 (US$3.65). The value of the exercisable options is calculated based on the difference between the closing price of the Common Shares on the NASDAQ on May 2, 2018 and the exercise price of the options, multiplied by the number of exercisable options held as at May 2, 2018. As the Common Shares are traded on the NASDAQ only, the total value of the Common Shares, RSUs and options is expressed in U.S. dollars.

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- 25 -

(2) Mr. Silver was appointed to the Board of Directors on March 20, 2017, in replacement of Ms. Bullen who was the interim President and CEO of the Company and a member of the Board from January 29, 2017 to March 19, 2017.

(3) Mr. Cornetta is a managing director at Porchlight Equity Management LLC ("**Porchlight**"). Porchlight is the general partner of each of Highland Consumer Fund I, L.P., Highland Consumer Fund I-B, L.P. and Highland Consumer Entrepreneurs Fund I, L.P. (collectively, the "**Highland Funds**"), which hold 2,653,155, 566,063 and 85,088 Common Shares of the Company, respectively. Because of his position at Porchlight, Mr. Cornetta may be deemed to exercise control or direction over the Shares held by the Highland Funds.

(4) Represents 3,162,520 Common Shares held in investment funds managed by TDM Asset Management Pty Ltd ("**TDM**"). Mr. Gisz is a Director of TDM Asset Management and may be deemed to exercise investment control or direction over Shares beneficially owned by clients of TDM. Mr. Gisz is the beneficial owner of 56,648 Common Shares managed by TDM.

Record of Attendance of Directors at Board Meetings

The following table sets forth the record of attendance of directors at meetings of the Board, the Company's audit committee ("**Audit Committee**"), the Company's human resources and compensation committee ("**HRCC**") and the Corporate Governance and Nominating Committee, during the year ended February 3, 2018. For each member, the attendance record is shown only for the portion of the year for which such member was part of the respective committee.

Director	Meetings of Directors	Audit Committee	Human Resources and Compensation Committee	Corporate Governance and Nominating Committee
Emilia Di Raddo[1]	**10/10**	–	**2/3**	**1/1**
Michael J. Mardy[2]	**10/10**	**4/4**	–	**5/5**
David McCreight[3]	**9/10**	**1/2**	**4/5**	**3/5**
Gary O'Connor[4]	**4/4**	**2/2**	–	**1/1**
Herschel Segal[5]	**10/10**	–	–	**4/4**
Sarah Segal[6]	**8/8**	–	–	**4/4**
Joel Silver[7]	**6/7**	–	–	–
Maurice Tousson[8]	**10/10**	–	**5/5**	–
Kathleen C. Tierney[9]	**8/10**	–	**5/5**	–
Lorenzo Salvaggio[10]	**9/9**	–	**4/4**	–
Tyler Gage[11]	**4/4**	–	–	**1/1**
Tom Folliard[12]	**0/4**	–	**0/2**	**0/2**

Notes:

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- 26 - (1) Ms. Raddo ceased to be a member of the Human Resources and Compensation Committee on September 6, 2017 and ceased to be a member of the Corporate Governance and Nominating Committee effective March 22, 2018. (2) Mr. Mardy was appointed as a member of the Human Resources and Compensation Committee effective April 18, 2018. (3) Mr. McCreight resigned as a director of the Board effective February 20, 2018. (4) Mr. O’Connor was appointed as a member of the HRCC effective April 20, 2018. (5) Mr. Segal ceased to be a member of the Corporate Governance and Nominating Committee effective June 7, 2017. He resigned as a director of the Board effective March 5, 2018. (6) Ms. Segal ceased to be a member of the Corporate Governance and Nominating Committee effective June 6, 2017. She resigned as a director of the Board effective September 7, 2017. (7) Mr. Silver was appointed CEO and director effective March 20, 2017. (8) Mr. Tousson was appointed as a member of the Corporate Governance and Nominating Committee effective April 20, 2018. (9) Ms. Tierney was appointed Chair of the HRCC in replacement of Mr. Tousson, effective February 15, 2017 and was appointed as a member of the Corporate Governance and Nominating Committee effective March 28, 2018. (10) Mr. Salvaggio resigned as a director of the Board effective March 5, 2018. (11) Mr. Gage was appointed as member of the Audit Committee effective February 20, 2018 and as a member of the HRCC effective April 20, 2018. (12) Mr. Folliard ceased to be a director of the Board effective June 8, 2017 and a member of the HRCC and the Corporate Governance and Nominating Committee effective June 7, 2017. Cease Trade Orders, Bankruptcies, Penalties or Sanctions To the knowledge of the Company, none of the proposed directors of the Company is, or within ten (10) years before the date hereof, has been: (a) a director, chief executive officer (“CEO”) or chief financial officer (“CFO”) of any company (including the Company) that: (i) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than thirty (30) consecutive days issued while the proposed director was acting in the capacity as director, CEO or CFO; or (ii) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than thirty (30) consecutive days issued after the proposed director ceased to be a director, CEO or CFO and which resulted from an event that occurred while that person was acting in the capacity as director, CEO or CFO; VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 27 - (b) a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (c) has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromises with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director. To the knowledge of the Company, none of the proposed directors of the Company have been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision. C. Appointment of Auditor At the Meeting, Shareholders will be asked to approve a resolution to appoint the auditor of the Company until the close of the next annual meeting of Shareholders, or its successor is appointed, and to authorize the directors to fix its remuneration. Ernst & Young LLP (“EY”) have served as the auditors of the Company since the Company’s fiscal year 2011. For the fiscal year ended February 3, 2018, in addition to retaining EY to report upon the annual consolidated financial statements of the Company, the Company also retained EY to provide various audit, audit-related, and non-audit services. The aggregate fees billed by EY for the fiscal years ended February 3, 2018 and January 28, 2017 were as follows: VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 28 - February 3, 2018 ($) January 28, 2017 ($) Description Audit-Related Fees(2) 15,000 40,000 All Other Fees(4) — — Notes: (1) “Audit Fees” means the aggregate fees billed by the Company’s external auditor for professional services rendered for the annual audit of the Company’s consolidated financial statements and the quarterly reviews of the Company’s interim financial statements, consultation concerning financial reporting and accounting standards, translation services and services provided in connection with statutory and regulatory filings or engagements, including consent procedures in connection with public filings. (2) “Audit-Related Fees” means the aggregate fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees”. (3) “Tax Fees” means the aggregate fees billed for professional services rendered by the Company’s external auditor for services consisted of tax compliance, including assistance with the preparation and review of tax returns, the preparation of annual transfer pricing studies and tax advisory services relating to domestic and international taxation. (4) “All Other Fees” means the aggregate fees billed for all other professional services rendered by EY other than the services reported under notes (1), (2), (3) above. All fees paid and payable by the Company to EY in the fiscal year ended February 3, 2018 were pre-approved by the Audit Committee pursuant to the procedures and policies set forth in the Audit Committee’s written charter. The Board, upon advice of the Audit Committee, unanimously recommends that Shareholders vote FOR the appointment of EY as auditor of the Company, to hold office until the close of the next annual meeting of Shareholders or its successor is appointed, and authorizing the directors to fix its remuneration. The appointment of EY must be approved by a majority of the votes cast on the matter at the Meeting. If you appoint Mr. Maurice Tousson or Mr. Joel Silver as your proxyholder, your Common Shares will be voted in accordance with your instructions in the form of proxy or voting instruction form or, if no such instructions are given, such proxyholders will vote FOR of the appointment of EY as auditor of VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION Total 566,845444,616 Tax Fees(3)73,84519,366 Audit Fees(1)478,000385,250

- 29 -

the Company, to hold office until the close of the next annual meeting of Shareholders or its successor is appointed, and authorizing the directors to fix its remuneration.

STATEMENT OF EXECUTIVE COMPENSATION

Report of the HRCC on the Compensation of Executive Officers

The responsibility for determining the principles for compensation of executives and other key employees of the Company rests with the Board. The HRCC is a standing committee of the Board whose purpose is to discharge the Board from its responsibilities with respect to the compensation of the Company's executive officers and directors. Independent consultants are periodically retained to assist the HRCC in fulfilling its responsibilities. As required in its written charter, the HRCC is composed of at least three (3) directors. All of the members of the HRCC, including the Chair of the committee must qualify as an independent director.

The HRCC is comprised of the following five (5) directors, all of whom are independent from the Company:

- Ms. Tierney (Chair);
- Mr. Tousson;
- Mr. Gage;
- Mr. O'Connor; and
- Mr. Mardy

The written charter of the HRCC encompasses the following main components and is available for reference on the Company's website at http://ir.davidstea.com.

- Executive compensation policy;
- Compensation oversight (benchmarking, trends, compensation governance);
- Performance and compensation of the President and Chief Executive Officer;
- Compensation of the executive officers and other executive leaders;
- Compensation of the Board members;
- Incentive compensation;
- Succession planning;
- Disclosure of compensation via the annual circular; and
- Other responsibilities as per Board delegation from time to time.

The disclosure provided under this section of this Information Circular pertaining to these matters, is qualified in its entirety by reference to the full text thereof.

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- 30 -

HRCC Members Qualifications and Skill

All members of the HRCC are qualified to sit on the committee and possess skills in human resources, succession planning and compensation which enable them to accomplish their duties with rigor and assertiveness. Their qualifications and skills were obtained among other things through their experience as follows:

- Ms. Tierney served as CEO of specialty retailer Sur La Table, Inc. from August 2004 to 2008 and served as its Executive Vice Chairman from 2008 to 2011.
- Mr. Tousson was the President & CEO of CDREM Group Inc., a Canada-based chain of retail stores known as Centre du Rasoir or Personal Edge, from January 2000 to December 2016.
- Mr. Gage was the CEO of Runa, a privately held organic Amazonian beverage company that processes and sells guayusa, from December 2008 to March 2017.
- Mr. O'Connor was an audit partner at KPMG Barbados from September 2009 to September 2012. He currently serves on the board of MTY Food Group Inc. He previously served on the board of Imvescor Restaurant Group Inc. between March 2014 to March 2018.
- Mr. Mardy was Executive Vice President and Director of specialty retailer Tumi Inc. until August 2016. Prior to joining Tumi, from 1996 to 2002, he served as Executive Vice President and CFO of Keystone Food LLC, a processor and distributor. From 1982 to 1996, he served as Senior Vice President, CFO and in various other finance positions at Nabisco Biscuit Company, a snack food and consumer products company.

Independent Compensation Consultants to the HRCC

The HRCC has sought the views of an independent compensation consultant on executive compensation-related matters from time to time. In 2014, the HRCC retained the services of Perrault Consulting ("**PCI**") to assist the Board and the HRCC with executive and other compensation matters. During the fiscal year ended February 3, 2018, PCI assisted the Board and the HRCC by providing benchmarking advice and data with respect to the compensation comparator group and provided advice regarding trends and market practice for executive compensation. At the request of the Board, PCI also provided benchmarking advice and data with respect to the Company's overall compensation program.

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- 31 -

The table below presents the fees paid to PCI during the two (2) most recent fiscal years:

Year	Consultant	Executive Compensation ($)	All Other Fees ($)	Total Fees ($)
2017	PCI	5,477	11,121	16,598
	% of total fees	33%	67%	100%
2016	PCI	3,396	—	3,396
	% of total fees	100%	—	100%

The HRCC is directly responsible for the appointment, compensation and oversight of the compensation consultant. PCI confirmed the fees paid by DAVIDsTEA are not of such magnitude as to compromise its independence from the Company.

Compensation, Discussion and Analysis

The following relates to the compensation of our named executive officers for the fiscal year ending February 3, 2018. Our "**Named Executive Officers**", being our current President and CEO, our current CFO, our former Interim CEO, our former CFO, and two most highly compensated executive officers of the Company, including any of its subsidiaries, who each earned total compensation that exceed CDN$150,000 for the fiscal year ended February 3, 2018, are:

- Joel Silver, CEO;[(1)]
- Howard Tafler, CFO;[(2)]
- Christine Bullen, former Interim CEO and former Chief Operating Officer ("**COO**");[(3)]
- Luis Borgen, former CFO;[(4)]
- Edmund Noonan III, former Head of Global Real Estate and Store Development;[(5)] and
- Douglas Higginbotham, Head of Supply Chain.[(6)]

Each year, the HRCC reviews and determines the compensation of the Named Executive Officers.

Notes:

(1) On March 12, 2017, Mr. Silver was appointed CEO of the Company, effective on March 20, 2017.

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- 32 -

(2) On August 14, 2017, Mr. Tafler was appointed interim CFO of the Company. On December 7, 2017, Mr. Tafler was appointed CFO of the Company.

(3) Ms. Bullen acted as Interim President and CEO until the arrival of Mr. Silver effective March 20, 2017. Effective April 12, 2017, she became COO and President of DAVIDsTEA (USA) Inc. Ms. Bullen ceased to act as COO and President of DAVIDsTEA (USA) Inc. effective October 26, 2017.

(4) On July 31, 2017, Mr. Borgen ceased to be CFO of the Company.

(5) Mr. Noonan joined the Company as Head of Global Real Estate and Store Development on October 13, 2014. Mr. Noonan ceased acting in his functions effective October 26, 2017.

(6) Mr. Higginbotham joined the Company on August 12, 2013 as Head of Supply Chain.

Compensation Philosophy and Overview of Components

The objectives of the compensation program are to attract, retain and motivate highly skilled executives, to reward them for their performance and contributions to the Company's short and long-term success, and to align the interests of our executive officers with those of the Shareholders. The compensation of each executive officer is determined based on a number of factors, including the executive officer's qualifications and experience, role, responsibilities and contributions, as well as the market and our financial condition.

The compensation program includes incentive programs intended to align executive compensation with the Company's performance, to motivate our executive officers to work toward the achievement of our short and long-term corporate objectives, including strategic goals and increasing Shareholder value and, where appropriate, to reward superior performance. The Named Executive Officers are also entitled to receive benefits and executive perquisites in accordance with the Company's policies.

The compensation program aims at striking the right balance between fixed and variable compensation so as to keep the executives motivated to thrive in achieving the Company's operating and financial goals, while promoting a prudent risk-taking culture.

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- 33 -

Below are the main compensation components we use as well as the reasoning behind their utilization.

	Fixed Compensation Component			Variable Compensation Component	
	Base Salary	Group Insurance Benefits	Perquisites	Annual Incentive Program	Long-Term Incentives
Objective and Basis	• Attract and retain qualified and competent executives • Provide base compensation that is competitive for each role	• Provide for the wellness of the executives • Protect executives and their families	• Limited executive perquisites to stimulate performance	• Drive Company performance where appropriate • Align executive compensation with Company performance • Reward superior performance	• Attract and retain executives through long-term vesting and potential wealth accumulation • Drive long-term Shareholder returns, promote growth and sustainability • Align executive compensation with Shareholder interests by making a significant portion of compensation variable
Positioning	• Target market median; adjusted for individual experience and competencies	• Target slightly below general market practices	• Target slightly below market	• Target market median for design/payouts depends on performance	• Opportunity commensurate with developing, high growth companies
Form and Timing	• Cash	• Health insurance • Group Insurance Program	• Employee product discount	• Cash	• Generally (as determined annually by the HRCC): • Stock options (50%) with a 7-year term, vesting between three and four years depending on the award. • Restricted stock units (50%) vesting over a 3-year term

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- 34 -

The table below illustrates the proportion of each compensation component comprising the total direct compensation of the Named Executive Officers at target level.

Name	Base Salary (%)	Target Bonus (%)	Target Long-Term Incentives (%)
Joel Silver	36.4%	27.3%	36.4%
Howard Tafler	60.6%	18.2%	21.2%
Douglas Higginbotham	66.7%	16.7%	16.7%

Benchmarking

To ensure that its compensation programs are competitive, we conduct periodic benchmarking studies based on compensation data included in management proxy circulars and published surveys from known firms, with an objective that the target total direct compensation for the senior management team be positioned in line with the Company's compensation philosophy and components detailed in the above section. The current compensation comparator group was developed from Canadian and American publicly-traded companies that either specialize in beverage and/or drinks, packaged foods or specialty retail outlets following analysis done by the Company's independent compensation consultants. In choosing the companies, attention was also given to the size of revenues, EBITDA and market capitalization to ensure they were in a range comparable with DAVIDsTEA. Below is the list of the twelve (12) organizations comprising the compensation comparator group:

U.S. Food and Beverage Sector		U.S. Specialty Retailers	Canada Food and Beverage Sector
Nature's Sunshine Products Inc.	MGP Ingredients Inc.	Medifast Inc.	Andrew Peller Ltd.
Crystal Rock Holding Inc.	LifeVantage Corp.		Corby Spirit and Wine Ltd.
Lifeway Foods Inc.	Craft Brew Alliance Inc.		Ten Peaks Coffee Company
Bridgford Foods Corp.	Coffee Holding Co. Inc.		

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- 35 - Compensation Risk Oversight The Board of Directors and the HRCC are very mindful of risks associated with the Company’s compensation policies and practices and take into account their implications when making compensation decisions. At this time, the HRCC has not identified any material risks related to or arising from the Company’s compensation policies that are likely to have material adverse effects on the Company, its operations or finances. In order to limit the chances of creating compensation policies that would encourage Named Executive Officers to take excessive or inappropriate risks, the Board and the HRCC have adopted a number of practices and policies designed to safeguard the Company’s and its Shareholders’ interests. The Use of an Independent Compensation Consultant The Company has retained the services of PCI, an independent consultant dedicated to the Board and the HRCC whose mandate is to review the compensation of the members of the Board by providing insight regarding compensation policies and practices that are competitive without encouraging excessive risk-taking. The Balance between Fixed and Variable Compensation While the HRCC believes it is important to link a significant portion of each Named Executive Officers’ total direct compensation to goals related to the Company’s share price and financial results, the HRCC also wants to ensure that we do not create incentives to take excessive risk to achieve such goals. As such, the HRCC makes sure that the fixed portion of compensation also represents a sufficient portion of the Named Executive Officers’ compensation program. The HRCC has also approved for fiscal 2017 a cap on the maximum amount payable under the annual incentive program at two times target level, which limits the upside from the plan at a reasonable level to motivate the executives, while remaining within the Company’s risk appetite framework. The Choice of Performance Measures The HRCC has chosen to use the same performance measures and objectives for all of the Named Executive Officers, which promotes a culture of collaboration and prioritizes efforts to achieve the desired results, while reducing the risk of an individual taking excessive risks for personal benefit. Using budgeted comparable sales growth as a performance criterion ensures that it is well known to the Shareholders, investors and employees what the Company’s management will be evaluated on and the related formulae. The HRCC also feels that comparable sales growth is a significant measure of the Company’s growth and is well understood by both employees and Shareholders and therefore represents a logical choice of performance measure for the annual incentive program. Executive Officers Ownership Policy In order to better align the interests of executive officers with those of Shareholders and demonstrate that Named Executive Officers are financially committed to the Company through personal equity VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 36 - ownership, the CEO is required to own a number of Shares having a total market value of at least two times his/her annual base salary; the CFO is required to own a total market value of at least one-and-a-half (1.5) times his/her annual base salary; and all other executives, including Named Executive Officers, shall own a total market value of at least one (1) time the executive’s annual base salary. Each executive is required to comply with this policy within five (5) years following his or her appointment as an executive officer of the Company or by February 15, 2022. The guidelines also prohibit Named Executive Officers from entering into any transaction that would operate as a hedge against such officer’s ownership disposition. The Insider Trading Policy The Company has adopted an insider trading policy that applies to the equity transactions of all of the employees, including most notably of directors and officers. Under the policy, transactions by covered individuals in the Company’s securities are authorized to trade the Company’s securities only during insider trading windows (which open the 2nd full day after financial results are released each quarter to permit market adjustments), and all transactions must be pre-approved and cleared by the Corporate Secretary so as to avoid even the appearance of trading based on non-public information. The Insider Trading Policy permits insiders from time to time to establish an automatic securities disposition plan (“ASDP”), pursuant to which an insider may sell securities of the Company through a third party plan administrator based on a set of pre-arranged instructions or to trade securities pursuant to a pre-arranged trading plan that complies with Rule 10b5-1 under the United States Securities Exchange Act of 1934 (“10b5-1 Plan”). ASDPs and 10b5-1 Plans are designed to provide insiders who may, from time to time, possess material non-public information with the ability to buy or sell securities while availing themselves of an exemption from insider trading prohibitions and liability under the Securities Act (Québec) and U.S. securities laws. Any ASDP or 10b5-1 Plan adopted by an insider of the Company must comply with all applicable Canadian or U.S. securities laws and regulations, and such other terms as set out in the Company’s policy as it may be amended from time to time. When an insider establishes an ASDP or 10b5-1 Plan, he or she must represent to the Company that he or she is not in possession of any material non-public information and is not attempting to evade applicable securities laws. Hedging Prohibition Hedging transactions can be accomplished through a variety of mechanisms including prepaid forward contracts, equity swaps and collars and other similar devices. Because hedging transactions permit the holder of the securities to continue to own the securities without the full risks and rewards of ownership, such transactions can cause the interests of such holder not to be aligned with our other Shareholders and therefore our employees, officers and directors are prohibited from hedging any equity-based compensation or the Company’s Common Shares. Elements of Compensation Program The following presents in greater detail the Company’s compensation components and illustrates its application for the most recently completed financial year. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 37 -

Base salaries

Base salaries of the Named Executive Officers are determined annually by the HRCC. When determining base salary each year, the HRCC takes the following factors into account: each executive's experience and individual performance, the Company's performance as a whole, cost of living adjustments and other industry conditions, but does not assign any specific weighting to any factor. As a guideline, the HRCC targets the salary component of the compensation program at the median of the comparator group.

For the fiscal year ended February 3, 2018, based on benchmarking exercises, the HRCC approved base salary increases varying from 0% to 19.2% for the Named Executive Officers, for an average increase of 9.2%. This includes Mr. Tafler's increase, which was primarily as a result of his promotion to Interim CFO and to CFO during Fiscal 2017.

Name	Salary[1] as at February 3, 2018 ($)	Increase during last fiscal year (%)	Currency
Joel Silver	400,000	0.0%	CDN
Howard Tafler	265,000	19.2%	CDN
Luis Borgen[2]	–	–	USD
Christine Bullen[3]	–	–	USD
Edmund Noonan III[4]	–	–	USD
Douglas Higginbotham	220,000	8.4%	USD

Notes:

(1) Represents the officer's base salary on an annual basis.

(2) Mr. Borgen left the Company on July 31, 2017.

(3) Ms. Bullen left the Company on October 26, 2017.

(4) Mr. Noonan left the Company on October 26, 2017.

Short-Term Incentive Plan

The annual incentive program is a cash bonus intended to compensate officers for achieving short-term corporate goals. It is also intended to reward the named executive officers for both the overall performance of the Company and individual performance during the year. The Company believes that establishing cash bonus opportunities is an important factor in both attracting and retaining the services

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- 38 -

of qualified and highly skilled executives. The HRCC determined that the most meaningful measure of successful growth was comparable sales and selected other financial objectives in line with the Company's short-term corporate goals, which, together with comparable sales, would form the basis for the annual incentive program. The HRCC reviews annually the weight attributed to each financial objective. Therefore, for fiscal 2017, the annual incentive formula attributed 75% to corporate comparable sales growth and 25% to other financial objectives. Notwithstanding the above formula, the HRCC may, in its sole discretion, adjust the calculated payment, as much as to cancel payment altogether, should it determine that the calculated payment requires adjustment.

For the fiscal year ended February 3, 2018 the Company did not meet the annual incentive program targets. The HRCC exercised its discretion to pay out a portion of the bonus to incentivize management. In addition, under the terms of Mr. Silver's employment agreement, he was entitled to guaranteed payment of 50% of his target bonus.

(expressed as a percentage of base salary)

Name	Target Bonus (%)	Maximum Bonus (%)	Corporate Performance Factor (%)	Actual Payout (%)
Joel Silver	67%	100%	0%	33%
Howard Tafler	30%	60%	0%	8%
Douglas Higginbotham	25%	50%	0%	6%

Mid and Long-Term Incentive Plans

In connection with the Company's initial public offering completed in 2015 (the "**IPO**"), the Board adopted the 2015 Omnibus Equity Incentive Plan (the "**2015 Omnibus Plan**"). Following its adoption by the Board on March 31, 2015, all equity and equity-based awards, including awards to the Named Executive Officers, are made under the 2015 Omnibus Plan. Accordingly, the restricted stock unit and option awards made in the fiscal year ended February 3, 2018 to executive officers were all made under the 2015 Omnibus Plan. As our Common Shares are currently traded solely on the NASDAQ Global Market, the grant value and number of units awarded are determined based on the U.S. dollar share price and are not subject to currency conversion. The number of stock options and/or restricted share units/performance share units granted is based on all of the following criteria: the nature of the position, the degree of responsibility, the performance, and previous grants awarded to the Named Executive Officer.

The target award values for the Named Executive Officers are indicated in the table below. Actual awards for the fiscal year ended February 3, 2018 can be found in the summary compensation table set

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- 39 - out below. Under the 2015 Omnibus Plan, when calculating the number of stock options and/or restricted share units/performance share units granted based on the target award values, the Company does not convert for U.S.-Canadian currency rates. (expressed as a percentage of base salary) Target Value (%) Maximum Value (%) Name Joel Silver 100% 150% Douglas Higginbotham 25% 35% Fiscal 2017 Stock Options Stock option awards serve to align the interests of our Named Executive Officers with the interests of the Shareholders because no value is created unless the value of the Common Shares appreciates after the grant. Stock options also encourage retention through the use of time-based vesting, as vesting is generally subject to the executive’s continued employment with the Company. Stock options may also build share ownership among our Named Executive Officers if the executive retains the Shares following exercise. Stock options are granted at an exercise price equal to the closing price of our Common Shares on the NASDAQ on the day of the grant. Stock options are generally granted with a seven-year (7) term and vest in equal instalments over four (4) years. Fiscal 2017 Restricted Stock Units Restricted stock units (“RSUs”) serve to align the interests of our Named Executive Officers with the interests of our Shareholders as their value is tied to the price of our Common Shares. RSUs with a multi-year vesting schedule also promote employee retention and, therefore, are a valuable tool in assisting the Company roll out its strategy in the longer term. The number of RSUs granted is calculated by dividing the value of the award by the closing price of a Share of our common stock on the NASDAQ. RSUs generally vest as to 25% of the units on the 1st and 2nd anniversaries and 50% of the units on the 3rd anniversary. RSUs may be settled, at the HRCC’s discretion, in Common Shares, cash or in a combination of Common Shares and cash. Benefits We provide modest benefits to the Named Executive Officers, which are limited to participation in the basic health and welfare plans. These benefits are available to all salaried employees of the Company. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION Howard Tafler35%50%

- 40 - Perquisites All the Named Executive Officers are eligible to a discount on DAVIDsTEA products, which discount is offered to all of our regular employees. In addition, the Company pays car allowance and annual professional association fees to certain of our Named Executive Officers. Retirement Plans We do not maintain any qualified or non-qualified defined benefit plans or supplemental executive retirement plans that cover the Named Executive Officers. In addition, the executives do not participate in a defined contribution pension plan, a collective RRSP or a 401K in the United States to which the Company contributes. Summary Compensation Table The following table illustrates the compensation paid to the Named Executive Officers for the last three (3) completed fiscal years, as applicable. All compensation is disclosed in Canadian dollars. For employees who receive all or a portion of their compensation in U.S. dollars, unless otherwise indicated, an exchange rate of $1.2393 for 2017, $1.3108 for 2016 and $1.4074 for 2015 has been used to convert to Canadian dollars, which represents the exchange rate of the U.S. Federal Reserve Bank of New York at noon on the last day of each fiscal year, and which, reflection of exchange rates variation during the year. in the Company’s opinion, is an appropriate VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 41 -

Name and principal position	Year	Salary[7] ($)	Share-based Awards[8] ($)	Option-based awards[9] ($)	Non-equity incentive plan compensation ($) Annual incentive plan[10]	Non-equity incentive plan compensation ($) Long-term incentive plan	Pension value ($)	All other compensation[11] ($)	Total Compensation ($)
Joel Silver[1]	2017	353,846	247,822	248,016	133,200	—	—	10,000	**992,884**
President and Chief Executive Officer	2016	—	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—	—
Howard Tafler [2]	2017	241,063	68,836	—	23,489	—	—	19,476	**352,863**
Chief Financial Officer	2016	217,898	35,643	17,683	6,511	—	—	1,000	**278,735**
	2015	217,898	50,904	—	60,029	—	—	1,005	**329,836**
Luis Borgen[3]	2017	223,774	109,991	110,316	—	—	—	792,102	**1,236,183**
Former Chief Financial Officer	2016	465,334	104,728	104,689	—	—	—	—	**674,751**
	2015	492,590	194,556	—	276,836	—	—	—	**963,992**
Christine Bullen[4]									
Former Interim President and CEO and former COO and President of DAVIDsTEA (USA) Inc.	2017	321,131	195,792	—	—	—	—	534,188	**1,051,111**
	2016	281,317	304,755	304,816	21,336	—	—	—	**912,224**
	2015	—	—	–	—	—	—	—	—
Edmund Noonan III[5]	2017	241,320	129,367	—	—	—	—	208,623	**579,310**
Former Head of Global Real Estate and Store Development	2016	338,186	67,619	67,665	8,535	—	—	—	**482,005**
	2015	356,072	82,578	—	150,085	—	—	—	**588,735**

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- 42 -

Name and principal position	Year	Salary[7] ($)	Share-based Awards[8] ($)	Option-based awards[9] ($)	Non-equity incentive plan compensation ($) Annual incentive plan[10]	Non-equity incentive plan compensation ($) Long-term incentive plan	Pension value ($)	All other compensation[11] ($)	Total Compensation ($)
Douglas Higginbotham[6]	2017	251,578	62,910	—	12,207	—	—	24,630	**351,325**
Head of Supply Chain	2016	343,639	32,709	16,231	7,112	—	—	—	**399,692**
	2015	390,213	45,248	—	109,650	—	—	—	**545,111**

Notes:

(1) Mr. Silver joined the Company as President and CEO on March 20, 2017. Accordingly, the amounts reported in the table for 2017 reflect compensation earned by or paid to Mr. Silver for such year from such date.

(2) Mr. Tafler became Interim CFO effective August 14, 2017 and Chief Financial Officer effective December 7, 2017.

(3) Mr. Borgen ceased to act as CFO effective July 31, 2017. Accordingly, the amounts reported in the table for 2017 reflect compensation earned by or paid to Mr. Borgen for such year until such date.

(4) Ms. Bullen was appointed interim President and CEO of the Company, effective January 31, 2017, and up until March 20, 2017, when she was appointed COO of the Company. For both positions, Ms. Bullen was compensated at the annual salary of $340,000 U.S. dollars. On October 26, 2017, Ms. Bullen ceased to be employed by the Company.

(5) Mr. Noonan joined the Company as Head of Global Real Estate and Store Development on October 13, 2014. Mr. Noonan ceased to act as Head of Global Real Estate and Store Development on October 26, 2017. Accordingly, the amounts reported in the table for 2017 reflect compensation earned by or paid to Mr. Noonan for such year until such date.

(6) Mr. Higginbotham joined the Company on August 12, 2013 as Head of Supply Chain.

(7) Mr. Borgen, Ms. Bullen, Mr. Noonan and Mr. Higginbotham were paid in American dollars.

(8) Amounts shown reflect the aggregate grant date fair market value of time-vesting RSUs granted to all Named Executive Officers on April 18, 2017 (except for Mr. Silver whose grant was made on March 20, 2017 upon his start date), under the 2015 Omnibus Plan, excluding the value of estimated forfeitures on the Shares. Assumptions used in the calculation of these amounts are disclosed in note 17 to the Company's Consolidated Financial Statements for the year ended February 3, 2018.

(9) Amounts shown reflect the aggregate grant date fair value of time-vesting stock options, using a Black-Scholes option pricing model, and exclude the value of estimated forfeitures. Assumptions used in the calculation of these amounts are included below for grants received by the named executive officers over the last three fiscal years. Prior to the IPO, the fair market value of stock options was determined by an independent third party. The stock option value used for accounting and financial statement purposes is equal to the above-disclosed compensation value.

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- 43 -

	2017-04-18	2017-03-20	2016-03-30	2015-01-14	2014-10-09	2014-07-25	2014-06-02	2013-08-12	2012-04-19
Exercise price ($ CDN)	6.55$ USD	7.70$ USD	11.99$ USD	4.30	4.31	4.25	4.25	3.33	0.77
Term (years)	4.0	4.0	7.0	3.65	7.0	7.0	7.0	7.0	7.0
Dividend yield (%)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Risk-free interest rate (%)	1.79	1.79	1.23	1.15	1.52	1.52	1.52	2.03	1.44
Volatility (%)	27.4%	27.4%	29.8%	30.6%	39.0%	39.0%	39.0%	45.0%	45.0%
Fair market value ($ CDN)	1.60$ USD	1.88$ USD	2.84$ USD	1.06	1.84	1.85	1.85	1.63	0.37
Exchange rate	-	-	-	1.1932	1.1149	1.0814	1.0895	1.0297	1.0224
Fair market value ($ USD)	**1.60**	**1.88**	**2.84**	**0.89**	**1.65**	**1.71**	**1.70**	**1.58**	**0.36**

(10) Represents the awards earned during the year under the Short-Term Annual Incentive Program.

(11) The amounts shown represent amounts paid to Mr. Borgen, Ms. Bullen and Mr. Noonan pursuant to their separation agreements, retention bonuses paid to certain Named Executive Offices, monthly car allowance for Mr. Silver and professional association fees for Mr. Tafler.

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- 44 -

Incentive Plan Awards

Outstanding share-based awards and option-based awards

The following table sets forth information regarding outstanding awards held by the Named Executive Officers as of February 3, 2018. All outstanding stock options and RSUs were adjusted to reflect the May 12, 2015 stock split of 1.6-for-1 on the Common Shares.

	Option-based Awards					Share-based Awards		
Name	Number of securities underlying unexercised options - exercisable[1] (#)	Number of securities underlying unexercised options - unexercisable (#)	Option exercise price[2] (US$)	Option expiration date[3]	Value of unexercised in-the-money options[4] (US$)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested[5] (US$)	Market or payout value of vested share-based awards that have not paid out or distributed (US$)
Joel Silver	—	106,450	7.70	2024-03-20	—	25,970	101,283	—
Howard Tafler	1,188	3,562	11.19	2023-04-15	—	8,480	33,072	—
	10,000	—	0.62	2020-02-22	32,800	1,823	7,110	—
	11,188	**3,562**				3,600	14,040	—
						13,903	**54,222**	
Luis Borgen	55,530	—	6.55	2024-04-18	—	—	—	—
	13,940	—	11.19	2023-04-15	—	—	—	—
	69,470	—						
Christine Bullen	9,655	—	11.76	2018-10-26	—	—	—	—
Edmund Noonan III	2,253	—	11.19	2018-10-26	—	—	—	—

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- 45 -

Name	Option-based Awards					Share-based Awards		
	Number of securities underlying unexercised options - exercisable[1] (#)	Number of securities underlying unexercised options - unexercisable (#)	Option exercise price[2] (US$)	Option expiration date[3]	Value of unexercised in-the-money options[4] (US$)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested[5] (US$)	Market or payout value of vested share-based awards that have not paid out or distributed (US$)
Douglas Higginbotham	1,090	3,270	11.19	2023-04-15	–	7,750	30,225	–
	4,000	2,000	3.47	2022-01-14	2,580	1,673	6,525	–
	20,000	–	2.69	2020-08-12	24,200	3,200	12,480	–
	25,090	**5,270**				**12,623**	**49,230**	

Notes:

(1) Unless earlier terminated, forfeited, relinquished or expired, the options will vest as to ¼th of the Shares on each of the first four anniversaries of the grant date and the option becoming vested as to 100% of the Shares on the final vesting date. Shares subject to the option will not vest on any vesting date unless the NEO has remained in continuous service from the date of grant through such vesting date, unless otherwise provided in the present section – Statement of Executive Compensation.

(2) For option awards granted after the IPO, the exercise price is equal to the closing price of our common stock on the NASDAQ Global Market on the day the award was granted. For option awards granted prior to the IPO, the exercise price was determined by our Board based on an independent third party valuation and was denominated in Canadian dollars. As our Shares are currently traded only on the NASDAQ in USD, the exercise prices of the pre-IPO awards have been converted to U.S. dollars based on the U.S. dollar/Canadian dollar exchange rate in effect as of February 2, 2018, the last business day of Fiscal 2017 of C$1 = US$1.2393. The actual exchange rate in effect at the time of exercise for options granted with a Canadian dollar exercise price will be used to convert the option exercise price to U.S. dollars.

(3) All stock options have a seven-year (7) term.

(4) The aggregate value of unexercised in-the-money options is equal to the difference between the exercise price of options that have not been exercised on February 3, 2018 and the closing price of the Shares on the NASDAQ on February 2, 2018, being the last business day of the fiscal year, which closing price was US$3.90 per Share. Actual gains, if any, on exercise, will depend on the value of the Shares on the date of exercise. There is no guarantee that gains will be realized. The market value is calculated by multiplying the closing market price of a Common Share on February 2, 2018 (US$3.90), being the last business day of the fiscal year, by the number of options that had not vested as of February 3, 2018.

(5) The market value is calculated by multiplying the closing price of the Shares on the NASDAQ Global Market on February 2, 2018, being the last business day of the fiscal year, which closing price was US$3.90 per Share, by the number of RSUs that had not vested as of such date.

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- 46 - Value vested or earned during the year The following table sets forth information regarding option-based awards and share-based awards that vested in the fiscal year ended February 3, 2018 for the Named Executive Officers. Option-based awards - Value vested during the year(1) (US$) Share-based awards - Value vested during the year (US$)(2) Non-equity incentive plan compensation - Value earned during the year(3) ($) Name Joel Silver — — — Luis Borgen 5,768 256,682 — Edmund Noonan III 6,722 85,178 — 31,284 15,001 — Higginbotham Notes: (1) The value is calculated as if the stock options were exercised on the vesting date of each relevant grant. The value represents the difference between the option’s exercise price and the closing share price on the NASDAQ on the vesting date, multiplied by the number of Shares underlying the options that vested. As the Shares are traded only on the NASDAQ in U.S. dollars, the exercise prices of the pre-IPO awards have been converted to USD based on the noon buying rate of the U.S. Federal Reserve Bank of New York on February 2, 2018, the last business day of this fiscal year, being $1.2393. For vesting dates prior to the IPO, the quarterly share valuation, as determined by our Board based in part on an independent third party valuation, was used. The actual value earned, if any, will be different and will be based on the closing price of the Shares on the actual date of exercise. (2) The value is calculated by multiplying the number of RSUs vested by the closing Share price on the NASDAQ Global Market on the vesting date. As the Shares are traded on the NASDAQ Global Market only, the total value of the Share based awards is expressed in U.S. dollars based on the actual exchange rate in effect at the time of vesting of the RSUs. (3) Represents the awards earned during the fiscal year ended February 3, 2018 under the Annual Short-Term Annual Incentive Program. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION Douglas Christine Bullen —99,303— Howard Tafler 61,78716,754—

- 47 - Additional Information on Equity and Incentive Plans Amended and Restated Equity Incentive Plan Prior to our IPO, executive officers participated in the amended and restated equity incentive plan (the “Equity Plan”). Until March 31, 2015, the annual stock option grants were made under the Equity Plan. Since then, they have been made under the 2015 Omnibus Plan. Our Equity Plan provides for the grant of stock options and restricted stock to our subsidiaries’ full and part-time employees, officers, directors, contractors and consultants. The HRCC has the authority to make recommendations to the Board regarding participants, the awards, the exercise price, the terms and conditions of the awards and the applicable vesting schedules. Authorized Shares Subject to adjustment, the maximum number of Common Shares that may have been delivered in satisfaction of awards under the Equity Plan is 3,040,000 Common Shares (see “Amendment and Termination” subsection below). Termination of Employment With respect to vested stock options held by a participant at termination of employment or service due to the participant’s retirement, death, incapacity (as defined in the Equity Plan) or due to a termination by the Company without cause (as defined in the Equity Plan) (together, the employees or service providers terminating under these circumstances are referred to as “good leavers”), the participant’s right to exercise will expire on the earliest of (i) 180 days from the date of the participant’s death or incapacity, (ii) ninety (90) days from the date of his or her retirement, or (iii) thirty (30) days from the date of his or her termination of employment without cause (in each case not later than the date the stock option would otherwise expire according to its terms). The Company may elect, in lieu of delivering Shares upon exercise of a stock option by a good leaver, to repurchase the stock option for an amount equal to the difference between the aggregate fair market value of the Common Shares underlying the option and the aggregate exercise price of the options. In addition, the Company may repurchase Common Shares held by good leavers, whether by reason of exercise of stock options or by the vesting of restricted shares for an amount equal to the fair market value of the Common Shares being repurchased. If a good leaver (other than by termination of employment by the Company without cause) does not exercise his or her vested stock options prior to the time the stock option expires, such stock options will be deemed to have been automatically exercised and we will set aside for pickup by the participant (or his beneficiary or legatee) the cash amount to which the participant is entitled to receive with respect to such stock options. In general, in the event of a participant’s termination of employment or service by us for cause (as defined in the Equity Plan) or by any other participant who is not a good leaver (together, the participants terminated under these circumstances are referred to as “bad leavers”), then, upon such termination of employment, all awards then held by the participant, whether or not then vested or unvested, will immediately expire and be forfeited for no consideration. In addition, upon termination of VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 48 - employment by a bad leaver, the Board may elect to repurchase all or a portion of the Shares acquired pursuant to a stock option or the vesting of restricted stock at a per Common Share price equal to the lesser of the price paid for such Common Shares and the fair market value of such Common Shares. Trigger Events Upon the occurrence of a trigger event (as defined in the Equity Plan, generally a liquidation or change of control), participants holding vested options or options that would vest upon the completion of the trigger event will have the right to exercise such options on a basis that allows the participants to tender the Common Shares delivered upon such exercise in the transaction and any options not so exercised will expire and be cancelled upon the completion of the trigger event. In its discretion, our Board may accelerate the vesting of all or any part of any outstanding stock options or restricted stock, subject to the participant’s agreement, in the case of stock options, to exercise such options and tender the Shares delivered upon such exercise in the transaction, and subject in each case to the completion of the trigger event. In the event of a trigger event in which the purchase price in the transaction will be paid in cash, in lieu of a participant exercising his or her vested options prior to the trigger event, the participant may require us to purchase his or her options for a purchase price per Common Share equal to the purchase price per Common Share in the transaction times the number of Common Shares subject to the option, minus the aggregate exercise price for such Common Shares, subject to the completion of the trigger event. Amendment and Termination The Board of Directors may amend, suspend or terminate the Equity Plan at any time, except that, in general, the amendment, suspension or termination of the plan may not diminish the rights of any participant under any award granted to such participant, unless an amendment is necessary to comply with any applicable regulations or stock exchange listing requirements. Following the adoption of the 2015 Omnibus Plan by the Board of Directors in March 2015, all equity-based awards are granted under the 2015 Omnibus Plan described below. As such, The Company no longer issues options under the Equity Plan. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 49 - 2015 Omnibus Equity Incentive Plan Eligibility Our key employees and non-employee directors on the Board of Directors who, in the opinion of the HRCC, have the capacity to contribute to the Company and its affiliates’ success are eligible to participate in the 2015 Omnibus Plan. Authorized Shares Subject to adjustment, as described below, the maximum number of Common Shares that are available for issuance under the 2015 Omnibus Plan is 1,440,000 Shares all of which may be delivered in satisfaction of incentive stock options (“ISO”), awarded under the 2015 Omnibus Plan. Common Shares issued under the 2015 Omnibus Plan may be Shares held in treasury or authorized but unissued Shares of the Company not reserved for any other purpose. Common Shares subject to an award that for any reason expires without having been exercised, is cancelled, forfeited or terminated or otherwise is settled without the issuance of Shares will again be available for grant under the 2015 Omnibus Plan. The grant of a tandem award of a stock option and a stock appreciation right (“SAR”), will reduce the number of Common Shares available for awards under the 2015 Omnibus Plan by the number of Shares subject to the related stock option (and not as to both awards). To the extent consistent with applicable legal requirements (including applicable stock exchange requirements), Common Shares issued under awards of an acquired Company that are converted, replaced or adjusted in connection with the acquisition will not reduce the number of Shares available for awards under the 2015 Omnibus Plan. Types of Awards The 2015 Omnibus Plan provides for awards of stock options, SARs, restricted stock, unrestricted stock, stock units (including RSUs), performance awards, deferred share units (“DSUs”), elective DSUs and other awards convertible into or otherwise based on the Common Shares. Eligibility for stock options intended to be ISOs is limited to employees. Dividend equivalents may also be provided in connection with an award under the 2015 Omnibus Plan. However, it should be noted that only RSUs and stock options have been granted as under the 2015 Omnibus Plan. Individual Limits The maximum aggregate number of Common Shares subject to all awards under the 2015 Omnibus Plan (including stock options, SARs, restricted stock, unrestricted stock, RSUs, performance awards, DSUs, elective DSUs and any other award under the 2015 Omnibus Plan) that may be granted to any participant in the 2015 Omnibus Plan in any calendar year is 200,000. A participant who is a non-employee member of the Board of Directors, in any calendar year, may not receive awards with respect to the greater of an aggregate of 75,000 Common Shares or $500,000 in aggregate grant date fair value. In addition, the aggregate number of Common Shares issuable under VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 50 - outstanding awards to non-employee directors, at any time, may not exceed 1% of Common Shares that are issued and outstanding. These limitations, however, will not apply to any award or Common Shares granted pursuant to a non-employee director’s election to receive Common Shares in lieu of cash fees. Non-transferability of Awards Awards under the 2015 Omnibus Plan may not be sold, assigned, transferred, pledged or otherwise encumbered other than by the laws of succession or descent and distribution or, in the case of awards other than ISOs, to a permitted assign (within the meaning of the National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators). Recovery of Compensation The HRCC may cancel, rescind, withhold or otherwise limit or restrict any award at any time under the 2015 Omnibus Plan if the participant is not in compliance with the provisions of the 2015 Omnibus Plan or any award thereunder or if the participant breaches any agreement with the Company with respect to non-competition, non-solicitation or confidentiality. The HRCC also may recover any award or payments or gain in respect of any award under the 2015 Omnibus Plan in accordance with any applicable Company recoupment policy or as otherwise required by applicable law or applicable stock exchange listing standards. Certain Adjustments In the event of an extraordinary dividend, stock dividend, stock split or share combination (including a reverse stock split) or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Common Shares, the Board of Directors will make adjustments as it determines in its sole discretion to the number and kind of shares available for issuance under the 2015 Omnibus Plan, the maximum number of shares that may be issued upon the exercise of ISOs, the annual per-participant share limits, the number, class, exercise price (or base value), performance objectives applicable to outstanding awards and any other terms of outstanding awards affected by such transaction. The HRCC may also make adjustments of the type described in the preceding sentence to take into account distributions and events other than those listed above if it determines that adjustments are appropriate to avoid distortion in the operation of the 2015 Omnibus Plan. Term The 2015 Omnibus Plan became effective on March 31, 2015 when it was adopted by the Board and will terminate on the 10th anniversary of such date, unless terminated earlier by the Board of Directors. Amendment; Termination The HRCC may amend the 2015 Omnibus Plan or outstanding awards, or terminate the 2015 Omnibus Plan as to future grants of awards, except that the HRCC will not be able to alter the terms of an award if it would affect materially and adversely a participant’s rights under the award without the participant’s VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 51 - consent (unless expressly provided in the 2015 Omnibus Plan or the right to alter the terms of an award was expressly reserved by the HRCC at the time the award was granted). Shareholder approval will be required for any amendment to the 2015 Omnibus Plan that increases the number of Common Shares available for issuance under the 2015 Omnibus Plan or the individual award limitations specified in the 2015 Omnibus Plan (except with respect to certain adjustments described above), modifies the class of persons eligible for participation in the 2015 Omnibus Plan, allows options to be issued with an exercise price below fair market value on the date of grant, extends the term of any award granted under the 2015 Omnibus Plan beyond its original expiration date, permits an award to be exercisable beyond ten (10) years from its grant date (except where an expiration date would have fallen within a blackout period of the Company), permits awards to be transferred other than for normal estate settlement purposes, or deletes or reduces the range of amendments which require approval of the holders of voting Shares of the Company, or to the extent required by law. Share Reserve Status The table below illustrates the status of the Shares reserved for issuance under the Company’s equity-based incentive plans. Number of securities remaining available for future issuance under equity compensation pla ns (excluding securities reflected in column a) (#) Number of securities to be issued upon exercise of outstanding options, warrants and rights(2) (#) Weighted average exercise price of outstanding options warrants and rights(3)(4) (US$) Plan Category Plan Name 222,996 3.20 — Equity Incentive Plan(1) Equity compensation Incentive Plan Notes: (1) Since the adoption of the 2015 Omnibus Plan in connection with the IPO, no awards have been or will be made under the Equity Plan. Outstanding options previously granted under the Equity Plan remain subject to the terms of the Equity Plan. Awards granted under this plan were made in Canadian dollars, as determined by the Board based on an independent third party valuation. (2) Reflects outstanding stock options and RSUs. (3) RSUs have no exercise price and, therefore, the weighted average exercise price does not take these awards into account. (4) For stock options granted prior to the IPO, the awards were made in Canadian dollars, while awards made after the IPO were made in USD. The weighted average exercise price of the outstanding options made in Canadian dollars has been converted to USD at an exchange rate of 1.2393. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION Amended and Restated plans approved by Shareholders2015 Omnibus Equity669,17311.13770,827 Total892,169770,827

- 52 - Performance Graph The stock performance graph below compares cumulative total return on Company Common Shares to the cumulative total return of the NASDAQ Composite Index, S&P 500 Index and S&P 500 Consumer Discretionary Sector Index from June 5, 2015 through February 3, 2018. The graph assumes an initial investment of $100 in the Company and the NASDAQ Composite Index, S&P 500 Index and S&P 500 Consumer Discretionary Sector Index as of June 5, 2015. The performance shown on the graph below is not intended to forecast or be indicative of possible future performance of our Common Shares. On the whole, the relationship between executive compensation granted to Named Executive Officers and the cumulative total shareholder return on investment on Company Common Shares over the time period in the performance graph evolved on a similar trend. Salary increases provided to Named Executive Officers were consistent with average salary increases in the market, and, in some cases, reflected additional responsibilities. Compensation awards made under the Company’s annual incentive program also reflect the Company’s performance. Termination of employment and change in control benefits The Named Executive Officers would be entitled to the following payments and benefits in the event of termination of the executive’s employment pursuant to the employment agreement between the executive and the Company. Mr. Joel Silver In March 2017, the Company entered into an employment agreement with Mr. Silver, the President and CEO of the Company. Pursuant to his employment agreement, if Mr. Silver’s employment is terminated by the Company without cause, he will be entitled to a severance equivalent to twelve (12) months of base salary plus an amount equal to the performance bonus awarded to the Executive in the fiscal year immediately preceding the year in which the termination of the Executive’s employment occurs. The value of such salary continuance was estimated at $400,000 had termination of employment happened on February 2, 2018. Should the Executive not commence Alternate Employment before the expiry of VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 53 - the First Severance Pay Period, the Corporation shall continue payment of the Executive’s Base Salary on a monthly basis less applicable statutory deductions, for a period of twelve (12) additional months commencing on the expiry the Severance Pay Period up until the first to occur of the following: i) the date the Executive commences Alternate Employment; or ii) the last day of the twelve (12) month period following the expiry of the First Severance Pay Period. There is no specific change in control provision agreed upon between the Company and Mr. Silver in his employment agreement. Mr. Howard Tafler In August 2017, the Company entered into an employment agreement with Mr. Tafler, the CFO of the Company. Pursuant to his employment agreement, if Mr. Tafler’s employment is terminated by the Company without cause, he will be entitled to a severance equivalent to twelve (12) months of base salary and a pro rata portion of his annual cash performance bonus for the year in which the termination occurs paid at expected actual payout level. The value of such salary continuance was estimated at $265,000 had termination of employment happened on February 2, 2018. There is no specific change in control provision agreed upon between the Company and Mr. Tafler in his employment agreement. Mr. Luis Borgen On December 7, 2016, the Company entered into an agreement which modified, in part, Mr. Borgen’s existing equity and employment agreements with the Company. The agreement provided for a term of employment until July 31, 2017. As per this agreement, Mr. Borgen was entitled to receive on July 31, 2017 the severance benefits under his existing employment agreement, as well as acceleration of all his unvested options and unvested RSUs. Mr. Borgen received $639,653 which includes (a) twelve (12) months’ Base Salary (i.e., $359,000USD), (b) an amount equal to the average annual cash performance bonus paid to the Executive for the two (2) fiscal years ending in each of 2014 and 2015, which is $208,353USD, and (c) an amount determined by multiplying the Executive’s target annual cash performance bonus for fiscal year 2017, which is 40% of his Base Salary which is $71,800USD. Also on July 31, 2017, outstanding equity awards held by Mr. Borgen became fully vested, and exercisable or payable. Ms. Christine Bullen Ms. Bullen’s employment with the Company was terminated on October 26, 2017 and she was entitled to a severance payment of $372,317USD which included (a) an amount of $255,000USD which equal to nine (9) months of Base Salary, (b) an amount of $102,000USD which was determined by multiplying her target annual cash performance bonus for fiscal year 2017 by a fraction, the numerator of which is the number of days worked in fiscal 2017 and the denominator of which is 365, and (c) an amount equal to nine (9) months’ coverage under COBRA. Mr. Edmund Noonan III Mr. Noonan’s employment with the Company was terminated on October 26, 2017. Pursuant to his employment agreement, he was entitled to a severance payment of $144,850USD, an amount equivalent to six (6) months of base salary and a pro rata portion of his annual cash bonus for the year. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 54 - Voluntary Resignation Unvested options granted under the Equity Plan will be forfeited upon a termination of employment due to a voluntary resignation and vested options will remain exercisable for a period of thirty (30) days following such termination. Under the 2015 Omnibus Plan, vested options will remain exercisable until the earlier of the one-year (1) anniversary of the termination of employment or the award’s normal expiration date. Unvested awards under the 2015 Omnibus Plan will be forfeited at the time of such termination. Termination for Cause Vested and unvested awards under both the Equity Plan and the 2015 Omnibus Plan will be forfeited immediately at the time of a termination of employment for cause. Termination Due to Death Unvested options granted under the Equity Plan will be forfeited upon death while vested options will remain exercisable by the estate for a period of 180 days following death. Under the 2015 Omnibus Plan, upon death, all time-based awards will immediately vest and performance awards will vest at the target level of performance. Options will remain exercisable until the earlier of the one-year (1) anniversary of the executive’s death or the award’s normal expiration date. Termination Due to Disability Unvested options granted under the Equity Plan will be forfeited upon termination of employment due to disability while vested options will remain exercisable for a period of 180 days following termination. Under the 2015 Omnibus Plan, upon termination of employment due to disability, all time-based awards will immediately vest and performance awards will remain eligible to vest, to the extent the applicable performance goals are achieved. Options will remain exercisable until the earlier of the one-year (1) anniversary of the participant’s termination of employment due to disability or the award’s normal expiration date. Retirement Unvested options granted under the Equity Plan will forfeit upon retirement while vested options will remain exercisable for a period of ninety (90) days. Under the 2015 Omnibus Plan, upon a termination of employment due to retirement, all time-based awards will vest pro rata based on the number of days in the normal vesting schedule that have elapsed from the grant date to the date of retirement and performance awards will remain eligible to vest, to the extent the applicable performance goals are achieved, pro rata based on the number of days in the performance period that have elapsed from the beginning of the performance period to the date of retirement. Vested options will remain exercisable until the earlier of the 5th anniversary of the date of retirement or until the award’s normal expiration date. For purposes of the 2015 Omnibus Plan, retirement is defined as 65 years of age or 55 years of age with ten (10) years of service or more. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 55 - Involuntary Termination Unvested options granted under the Equity Plan will be forfeited upon an involuntary termination of employment by the Company while vested options will remain exercisable for a period of thirty (30) days. Under the 2015 Omnibus Plan, upon an involuntary termination of employment by the Company, options will be forfeited to the extent unvested and vested options will remain exercisable until the earlier of the one-year (1) anniversary of the participant’s termination of service or the award’s normal expiration date. RSUs and performance awards will be deemed vested pro rata based on the number of days in a specified period (i.e. the period from the date of grant to the third anniversary of the grant date) that have elapsed from the date of grant to the six-month (6) anniversary of the date of the termination of employment, with the vesting of performance awards to be subject to performance assessed as of the date of such termination of employment. Change in Control Under the Equity Plan, upon the occurrence of a trigger event (as defined in the Equity Plan, generally a liquidation or change of control), participants holding vested options or options that would vest upon the completion of the trigger event will have the right to exercise such options on a basis that allows the participants to tender the Common Shares delivered upon such exercise in the transaction and any options not so exercised will expire and be cancelled upon the completion of the trigger event. In the event of a trigger event in which the purchase price in the transaction will be paid in cash, in lieu of a participant exercising his or her vested options prior to the trigger event, the participant may require the Company to purchase his or her options for a purchase price per Common Share equal to the purchase price per Common Share in the transaction times the number of Common Shares subject to the option, minus the aggregate exercise price for such Common Shares, subject to the completion of the trigger event. Under the 2015 Omnibus Plan, upon a termination by the Company other than for cause within twelve (12) months following a change in control, to the extent granted prior to the time of the change in control, and then outstanding, all time-based awards will vest and performance awards will vest at the target level of performance. Options will remain exercisable until the earlier of the one-year anniversary of the participant’s termination of employment or service due to disability or the award’s normal expiration date. DIRECTOR COMPENSATION Compensation of Directors In connection with the Company’s listing on the NASDAQ Global Market, the Board adopted a non-employee director compensation policy. On February 15, 2017, the Board approved amendments to come into effect on June 8, 2017. The policy is designed to enable the Company to attract and retain highly qualified non-employee directors. Under the policy effective during the year ended February 3, 2018, all non-employee directors received the cash and equity compensation set forth below. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 56 -

Effective from January 29, 2017 until June 8, 2017

Board Chair	
Annual retainer	C$100,000
Annual target equity grant	US$85,000
Board member	
Annual retainer	C$50,000
Annual target equity grant	US$85,000
Board meeting fees	C$1,000 (C$500 for teleconference) payable only after the fourth Board meeting in a year
Audit Committee Chair	
Additional annual retainer	C$15,000 minimum
Audit Committee meeting fees	C$1,000 (C$500 for teleconference)
Human Resources and Compensation Committee Chair	
Additional annual retainer	C$10,000 minimum
Human Resources and Compensation Committee meeting fees	C$1,000 ($500 for teleconference)
Corporate Governance and Nominating Committee meeting fees	C$1,000 ($500 for teleconference)

VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE **FOR** THE DAVIDsTEA NOMINEES ON THE **YELLOW** PROXY TODAY
For questions or voting assistance, please contact Laurel Hill Advisory Group at:

1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com

ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 57 -

Effective since June 8, 2017

Board Chair	
Annual retainer	C$100,000
Annual target equity grant	15,000 RSUs or DSUs, at the option of the Director
Board member	
Annual retainer	C$50,000
Annual target equity grant	7,500 RSUs or DSUs, at the option of the Director
Board meeting fees	C$500 for teleconference meetings only and payable after the fourth Board meeting in a year
Audit Committee Chair	
Additional annual retainer	C$15,000 minimum
Audit Committee meeting fees	None
Human Resources and Compensation Committee Chair	
Additional annual retainer	C$10,000 minimum
Human Resources and Compensation Committee meeting fees	None
Corporate Governance and Nominating Committee Chair	
Additional annual retainer	C$10,000 minimum
Corporate Governance and Nominating Committee meeting fees	None
Special Committee Chair(1)	
Monthly retainer	C$7,800
Special Committee member	
Monthly retainer	C$3,900 (US$3,000 for U.S. Directors)

Under our non-employee director compensation policy in effect on February 3, 2018, annual retainers and meeting fees are paid in quarterly cash payments. Equity grants generally will be made in the form of RSUs or DSUs granted under the 2015 Omnibus Plan and will generally vest in full on the one-year (1)

VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE **FOR** THE DAVIDsTEA NOMINEES ON THE **YELLOW** PROXY TODAY
For questions or voting assistance, please contact Laurel Hill Advisory Group at:

1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com

ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 58 -

anniversary of the grant date. Equity awards under the non-employee director compensation policy will be made at a date following the Company's general meeting of Shareholders.

Notes:

(1) On February 26, 2018, the Board formed a Special Committee of independent directors for the purpose of reviewing strategic alternatives on behalf of the Company.

Director Share Ownership Policy

In order to better align the interest of directors with those of our Shareholders, each non-executive director is required to accumulate at least three (3) times the value of his or her annual cash retainer in Common Shares, unexercised vested options or vested RSUs, within five (5) years following such director's election or appointment to the Board of Directors or by February 15, 2022. Each non-executive director is be required to continue to hold such minimum value in Common Shares, unexercised vested options and/or RSUs, throughout the remainder of his or her tenure as director. Directors are prohibited from entering into any transaction that would operate as a hedge against such director's ownership disposition.

The following table sets forth information concerning the compensation earned by our non-employee directors during the fiscal year ending February 3, 2018. The compensation received by Mr. Silver as our CEO for such fiscal year can be found in the Summary Compensation Table of the Compensation Discussion and Analysis.

Director Compensation Table

The following table sets forth information concerning all amounts of compensation provided to the directors of the Company who are not members of the management of the Company for the fiscal year ended February 3, 2018.

Name	Fees Earned [12] ($)	Stock-awards [13] ($)	Option-awards ($)	Non-equity incentive compensation plan ($)	Pension value ($)	All other compensation ($)	Total ($)
Emilia Di Raddo[1]	52,500	62,400	—	—	—	—	**114,900**
Tom Folliard[2]	32,500	—	—	—	—	—	**32,500**
Tyler Gage[3]	37,643	62,400	—	—	—	—	**100,043**
Michael J. Mardy[4]	71,500	62,400	—	—	—	—	**133,900**

VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE **FOR** THE DAVIDsTEA NOMINEES ON THE **YELLOW** PROXY TODAY
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- 59 -

David W. McCreight(5)	56,500	62,400	—	—	—	—	**118,900**
Gary O'Connor(6)	39,072	62,400	—	—	—	—	**101,472**
Lorenzo Salvaggio(7)	48,506	45,596	—	—	—	—	**94,102**
Herschel Segal(8)	54,500	62,400	—	—	—	—	**116,900**
Sarah Segal(9)	34,494	62,400	—	—	—	—	**96,894**
Kathleen C. Tierney(10)	74,500	62,400	—	—	—	—	**136,900**
Maurice Tousson(11)	261,500	238,564	—	—	—	—	**500,064**

Notes:

(1) Ms. Di Raddo ceased to be a member of the HRCC effective June 7, 2017. She was a member of the Corporate Governance and Nominating Committee effective September 7, 2017 until March 22, 2018.

(2) Mr. Folliard was not nominated for re-election and ceased to be a director of the Board effective June 8, 2017 and a member of the HRCC and the Corporate Governance and Nominating Committee effective June 7, 2017.

(3) Mr. Gage was elected as a director of the Board on June 8, 2017. He was appointed as member of the Corporate Governance and Nominating Committee effective September 7, 2017 and as member of the Audit Committee effective February 20, 2018.

(4) Mr. Mardy is a director of the Board and Chair of the Audit Committee. He was appointed as member of the Corporate Governance and Nominating Committee effective September 7, 2017 and as member of the HRCC effective April 18, 2018.

(5) Mr. McCreight ceased to be a member of the Corporate Governance and Nominating Committee effective June 7, 2017. He ceased to be a director of the Board and a member of the HRCC and Audit Committee effective February 20, 2018.

(6) Mr. O'Connor was elected as a director of the Board on June 8, 2017. He was also appointed as member of the Audit Committee and Chair of the Corporate Governance and Nominating Committee effective June 8, 2017.

(7) Mr. Salvaggio ceased to be a director of the Board and a member of the HRCC effective March 5, 2018.

(8) Mr. Segal ceased to be a member of the Corporate Governance and Nominating Committee effective June 7, 2017. He ceased to be a director of the Board effective March 5, 2018.

(9) Ms. Segal ceased to be a member of the Corporate Governance and Nominating Committee effective June 6, 2017. She ceased to be a director of the Board effective September 7, 2017.

(10) Ms. Tierney was appointed as member of the Corporate Governance and Nominating Committee effective March 28, 2018.

(11) Mr. Tousson was elected as a director of the Board on June 9, 2016 and was then appointed Chairman, as well as member of the HRCC and Audit Committee, effective June 9, 2016. He ceased to be a member of the Audit Committee effective June 7, 2017. The fees and share-based awards for Mr. Tousson include special fees and equity grants approved by the Board in acknowledgement of Mr. Tousson's additional responsibilities in his role as Chairman of the Board mainly with regards to the transition period related to the departure of the Former President and CEO, Mr. Toutant, and the appointment of the new President and CEO, Mr. Joel Silver.

VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE **FOR** THE DAVIDsTEA NOMINEES ON THE **YELLOW** PROXY TODAY
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- 60 -

(12) Director fees were paid in cash in Canadian dollars except for Ms. Tierney and Messrs. Folliard, Gage, Mardy and McCreight, who are all U.S. residents. Their respective compensation was converted to U.S. dollars at the time of payment on the basis of the exchange rate of the U.S. Federal Reserve Bank of New York at noon on the last day of each fiscal year, which was $1.4074 to CAD in 2015, $1.3108 to CAD in 2016 and $1.2393 to CAD in 2017.

(13) Stock awards are made based on the closing price of the Shares on the NASDAQ on the grant date which price is in U.S. dollars. For the Board members receiving their compensation in Canadian dollars, the fair market value of stock awards was converted to Canadian dollars using the noon exchange rate from the U.S. Federal Reserve Bank of New York on such date.

The directors are reimbursed by the Company for the reasonable costs and expenses incurred in connection with attending meetings of the Board of Directors and its committees including, to the extent applicable, the cost of travel on commercial or leased aircraft.

Outstanding option-based awards for directors

In fiscal years prior to the Company's fiscal year ended February 3, 2018, some of the Company's directors were granted options to buy Common Shares in exchange for their service on the Board of Directors. As of the end of the fiscal year ended February 3, 2018, these options are still outstanding and presented in the table below.

	Option-based Awards[1]			
Name	**Number of securities underlying unexercised options (#)**	**Option exercise price[2] ($)**	**Option expiration date[3]**	**Value of unexercised in-the-money options[4] (US$)**
Emilia Di Raddo	48,635	3.33	2021-03-03	58,994
David W. McCreight[5]	49,761	4.31	2021-12-02	21,161

Notes:

(1) Mmes. Tierney and Segal, Messrs. Gage, O'Connor, Mardy, Salvaggio, Segal, and Tousson have not been granted stock options and therefore are not represented in this table.

(2) The exercise price is denominated in Canadian dollars as the options were awarded prior to the IPO. Upon exercise of the options, the exercise price will be converted to USD.

(3) All stock options have a seven-year (7) term and generally vest in thirty-six (36) monthly instalments.

(4) The aggregate dollar value of the in the-money unexercised options is the positive difference between the exercise price and the closing price of the Shares on the NASDAQ on February 2, 2018, the last business day of the fiscal year, which closing price was $3.90USD per Share. Actual gains, if any, on exercise day will depend on the value of the Shares on the date of exercise. There is no guarantee that gains will be realized.

(5) Mr. McCreight resigned on February 20, 2018.

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- 61 - Value vested or earned during the year for directors The following table sets forth information regarding option-based awards and share-based awards that vested in the fiscal year ended February 3, 2018 for our directors. Option-based awards - Value vested during the year(1) (2) (US$) Share-based awards – Value vested during the year (US$) Non-equity incentive plan compensation – Value earned during the year (US$) Name Emilia Di Raddo 10,839 22,289 Michael J. Mardy 22,289 Lorenzo Salvaggio 44,219 Sarah Segal 22,289 Maurice Tousson 141,277 Notes: (1) Mmes. Tierney and Segal and well as Messrs. Gage, Mardy, O’Connor, Salvaggio, Segal and Tousson have not been granted stock options. (2) The value is calculated as if the stock options were exercised on the vesting date of each relevant grant. The value represents the difference between the option’s exercise price and the closing share price on the NASDAQ on the vesting date, multiplied by the number of Shares underlying the options that vested. As the Shares are traded only on the NASDAQ in U.S. dollars, the exercise prices of the pre-IPO awards have been converted to USD based on the noon buying rate of the U.S. Federal Reserve Bank of New York on February 2, 2018, the last business day of this fiscal year, being $1.2393. For vesting dates prior to the IPO, the quarterly share valuation, as determined by our Board based in part on an independent third party valuation, was used. The actual value earned, if any, will be different and will be based on the closing price of the Shares on the actual date of exercise. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION Kathleen C. Tierney 22,289 Herschel Segal 22,289 David W. McCreight 33,58322,289 Tom Folliard 10,83922,289

- 62 - DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE The Company subscribes to an insurance policy for the benefit of directors and officers of the Company against liability incurred by them in these capacities. The current annual policy limit per risk and per year is $15 million. In the event of a claim, the deductible amount is $1 million. The annual premium is $331,000. INDEBTEDNESS OF DIRECTORS AND OFFICERS As of May 10, 2018, no executive officer, director, proposed nominee for election as a director or employee, former or present, of the Company was indebted to the Company including in respect of indebtedness to others where the indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement provided by the Company. SUBSEQUENT EVENTS Subsequent to the end of Fiscal 2017, each of Mr. Segal, Mr. McCreight and Mr. Salvaggio resigned from the Board of Directors. MANAGEMENT CONTRACTS Management functions of the Company and its subsidiaries are not, to any degree, performed by a person or persons other than the directors or executive officers of the Company or its subsidiaries. INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS To the Company’s knowledge, no material transaction involving the Company or any of its subsidiaries has been entered into since the beginning of the Company’s most recently completed financial year, or are proposed to be entered into, in which any director or executive officer of the Company, or any person who beneficially owns, or controls or directs, directly or indirectly, more than 10% of the Common Shares or any director or executive officer of such persons or of any subsidiary of the Company or any proposed director of the Company and each of their associates or affiliates has had or expects to have a direct or indirect material interest. REPORT ON CORPORATE GOVERNANCE PRACTICES Statement of Corporate Governance Practices As a Canadian reporting issuer with securities listed on the NASDAQ Global Market, DAVIDsTEA complies with all applicable rules adopted by the Canadian Securities Administrators (the “CSA”) and the SEC. As a Canadian issuer, DAVIDsTEA is exempt from complying with many of the NASDAQ Corporate Governance Standards (the “NASDAQ Standards”), provided that DAVIDsTEA complies with Canadian governance requirements. DAVIDsTEA also complies with National Instrument 58-101 Disclosure of Corporate Governance Practices (the “CSA Disclosure Instrument”) and National Policy 58-201 Corporate Governance Guidelines (the “CSA Governance Policy”). The CSA Governance Policy provides guidance on governance practices for Canadian issuers. The CSA Disclosure Instrument requires issuers to make the prescribed disclosure regarding their governance practices. The Board is of the view that DAVIDsTEA’s corporate governance practices satisfy the requirements of the CSA Disclosure Instrument VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 63 - and the Corporate Governance Policy, as reflected in the disclosure made hereunder. The Board of Directors has approved the disclosure of DAVIDsTEA’s corporate governance practices described below, on the recommendation of the Corporate Governance and Nominating Committee. Board of Directors Independence The Board of Directors currently consists of seven (7) directors, six (6) of whom are non-employee directors. Each director was elected at the Annual Shareholders’ meeting held on June 8, 2017. Our directors are appointed for a one-year (1) term to hold office until the next annual general meeting of Shareholders or until their earlier resignation or removal from office in accordance with the Company’s by-laws. Five (5) of our seven (7) directors that make up the current Board of Directors are considered “independent” pursuant to Section 1.4 of National Instrument 52-110 Audit Committees (the “CSA Audit Committee Rule”). Under the CSA Audit Committee Rule, the Board has determined that Maurice Tousson, the Chairman of the Board of Directors, Michael J. Mardy, Gary O’Connor, Tyler Gage and Kathleen C. Tierney are considered independent, whereas Emilia Di Raddo and Joel Silver are not considered to be independent as a result of their relationship with the Company and shareholders, respectively. We expect that five (5) out of six (6) of our proposed nominees will be considered “independent” pursuant to Section 1.4 of the CSA Audit Committee Rule. The independence of a director is determined by the Board based on the results of independence questionnaires completed by each director, as well as other factual circumstances reviewed on an ongoing basis. To enhance the independent judgment of the Board of Directors, the independent members of the Board of Directors may meet in the absence of members of management and the non-independent directors. An in camera session is scheduled as part of every meeting of the Board of Directors and its committees to allow independent directors to meet without non-independent directors and members of management, as necessary. All non-independent directors are responsible to the Board of Directors as a whole and have a duty of care to the Company. The Board of Directors is responsible for supervising the management of the Company’s business and affairs. The Board’s mandate can be found in Schedule A to this Information Circular and on the Company’s website at http://ir.davidstea.com. The principal areas of responsibility of the Board relate to the stewardship of management, to pursue the best interests of the Company, and include, but are not limited to, the following: - Adopting a strategic planning process, approving the principal business objectives for the Company and monitoring management’s success in implementing the strategy and achieving its goals; - Identifying the principal risks applicable to the Company, ensuring that procedures are in place for the management of those risks; VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 64 - - Overseeing the Company’s corporate governance policies and practices and their disclosure in public disclosure documents; - Reviewing and monitoring, with the assistance of the Audit Committee, the adequacy and effectiveness of the Company’s internal controls and management information systems over financial reporting; - Adopting and monitoring compliance with the Code of Business Ethics and Conduct applicable to directors, officers and employees of the Company as well as with key corporate policies and procedures, setting the appropriate “tone at the top” and ensuring that the CEO and other executive officers create a culture of integrity throughout the organization; and - Supervising senior management and reviewing, together with the HRCC, as applicable, the succession planning of the Company, including a succession plan for the CEO and ensuring that the Company has effective programs in place for leadership development and the appointment, training and supervision of management. Outside Directorships The following table provides a listing of other reporting issuers for which the members of the Board currently serve as directors as of the date of this circular: Name Reporting Issuer Le Château Inc. (TSXV: CTU) MTY Food Group Inc. (TSX: MTY) Dorel Industries Inc. (TSX: DII.A; DII.B) Emilia Di Raddo Gary O’Connor Maurice Tousson Majority Voting Policy The Company does not employ the practice of “slate voting” and, as such, at meetings of Shareholders where directors are to be elected, Shareholders of the Company are entitled to vote “For”, or “Withhold” from voting, for each director nominee individually. The Corporate Secretary of the Company ensures that the number of Shares voted in favour of or withheld from voting for each director nominee and is promptly disclosed after the meeting. On February 15, 2017, the Board adopted the Majority Voting Policy in order to promote enhanced director accountability. The policy stipulates that, in an uncontested election of directors, any nominee who receives a greater number of votes “Withheld” than votes “For” his or her election will promptly tender his or her resignation to the Corporate Governance and Nominating Committee for consideration. The Corporate Governance and Nominating Committee shall consider the resignation and recommend to the Board the action to be taken with respect to such tendered resignation. The Corporate Governance and Nominating Committee will be expected to accept and recommend acceptance of the resignation by the Board of Directors unless the circumstances direct otherwise. The Board of Directors VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 65 - shall consider the recommendation of the Corporate Governance and Nominating Committee and determine whether or not to accept it. A press release disclosing the Board’s determination (and the reasons for rejecting the resignation, if applicable) shall be issued within ninety (90) days following the date of the relevant meeting of Shareholders. A copy of such press release shall be sent concurrently to NASDAQ. The director’s resignation, if accepted, becomes effective immediately when accepted by the Board. Any director who tenders his or her resignation pursuant to the Majority Voting Policy will not participate in the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board with respect to such resignation. Subject to any restrictions imposed by law, where the Board accepts a resignation in accordance with the Majority Voting Policy, the Board may (i) leave the director vacancy unfilled until the next annual general meeting of Shareholders, (ii) fill the vacancy through the appointment of a new director, or (iii) call a special meeting of Shareholders during which a new candidate will be presented to fill the vacant position. The Majority Voting Policy only applies in circumstances involving an uncontested election of directors. For purposes of the Majority Voting Policy, an “uncontested election” means any meeting of Shareholders called for, either alone or with other matters, the election of directors, with respect to which (i) the number of nominees for election is equal to the number of positions on the Board of Directors to be filled through the election to be conducted at such meeting, and/or (ii) proxies are being solicited for such election of directors only by the Company. Chair of the Board The Board of Directors is led by a non-executive, independent Chairman, which the Company believes contributes to the Board’s ability to function independently of management. Mr. Maurice Tousson has been a director of the Company since June 9, 2016 at which time he also became the Chairman of the Board. As Chairman of the Board, Mr. Tousson is responsible for overseeing the Board in carrying out its roles and responsibilities, which includes overseeing that the Board’s duties and responsibilities are carried out independently of management. See “Position Description” below for further detail on the role of the Chairman. Conflicts of Interest In accordance with applicable law and DAVIDsTEA’s policy, each director is required to disclose to the Board any potential conflict of interest he or she may have in a matter before the Board or a committee thereof at the beginning of the Board or committee meeting. A director who is in a potential conflict of interest must not attend any part of the meeting during which the matter is discussed or participate in a vote on such matter. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 66 - Formal Position Descriptions The Board has adopted formal position descriptions for the Chairman of the Board and the Board committee Chairs, as well as for the CEO. Chairman of the Board The Board has adopted a written position description for the Chairman of the Board and each of the committee Chairs, which sets out each of the Chairs’ key responsibilities, including duties relating to setting meeting agendas, chairing meetings and working with the respective committee and management to ensure, to the greatest extent possible, the effective functioning of the committee and the Board. The primary responsibility of the Chairman is to provide leadership to the Board to enhance Board effectiveness. The Chairman of the Board must oversee that the relationship between the Board, management, Shareholders and other stakeholders are effective, efficient and further to the best interests of the Company. Committee Chairs The position descriptions of each committee Chair provide that each Chair’s key role is to manage his or her respective committee and ensure that the committee carries out its mandate effectively. Like the Chairman of the Board, each committee Chair is expected to provide leadership to enhance the committee’s effectiveness and must oversee the committee’s discharge of its duties and responsibilities. Committee Chairs must report regularly to the Board on the business of their respective committee. President and CEO The prime responsibility of the CEO is to lead the Company by providing strategic direction that includes the development and implementation of plans, policies, strategies and budgets for the growth and profitable operation of the Company. The Board has, together with the CEO, developed a written position description for the CEO which sets out the CEO’s key responsibilities, including duties relating to strategic planning, operational direction, Board of Directors interaction, building an effective management team and communication with Shareholders. The HRCC, together with the Chairman of the Board and the CEO, develops yearly goals and objectives that the CEO is responsible for meeting. The HRCC and the Chairman of the Board evaluate the CEO’s performance in light of such goals and objectives and establish his compensation based on this evaluation. The corporate objectives that the CEO is responsible for meeting, with the rest of management placed under his supervision, are determined by the strategic plans and the budgets as they are approved each year by the Board. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 67 - Election of Directors While the Board has not adopted a policy for the selection and nomination of directors, it has delegated to the Corporate Governance and Nominating Committee the responsibility to monitor the composition of the Board and select qualified candidates eligible to stand for election as directors of the Company and recommend such candidates to the Board should there be any vacancy or should any Board member decide not to stand for election. The Corporate Governance and Nominating Committee assesses the competencies, skills, personal qualities, availability, geographical representation, business background and diversified experience of the Board members and the Company’s circumstances and needs. Committees of the Board The Board has established the Audit Committee, the HRCC and the Corporate Governance and Nominating Committee. It has delegated to each of these committees certain responsibilities that are set forth in their respective mandates. Human Resources and Compensation Committee The HRCC’s primary purpose, with respect to compensation, is to assist the Board in fulfilling its oversight responsibilities and to make recommendations to the Board with respect to the compensation of the directors and executive officers. As required in its written charter, the HRCC is composed of at least three (3) directors, including the Chairman of the committee, that must qualify as an independent director. The five (5) current members of the HRCC are Ms. Tierney (Chair), Mr. Tousson, Mr. Gage, Mr. O’Connor and Mr. Mardy, all of whom are independent of the Company. A copy of the charter of the HRCC is available on the Company’s website at http://ir.davidstea.com. Audit Committee The Audit Committee consists of Messrs. Mardy (Chair), O’Connor and Gage, all of whom are “independent” and “financially literate” under the CSA Audit Committee Rule and under the applicable rules of the NASDAQ and the SEC. The Audit Committee adopted a written charter outlining its primary responsibilities and duties, which include: x appointing, compensating, retaining and overseeing the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and reviewing and appraising the audit efforts of our independent accountants; x establishing procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters; VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 68 - x engaging independent counsel and other advisers, as necessary; x determining funding of various services provided by accountants or advisers retained by the committee; x reviewing our financial reporting processes and internal controls; x reviewing and approving related-party transactions or recommending related-party transactions for review by independent members of the Board of Directors; and x providing an open avenue of communication among the independent accountants, financial and senior management and the Board. The full text of the Audit Committee charter is available on the Company’s website at http://ir.davidstea.com, and the disclosure provided in this Information Circular is qualified in its entirety by reference to the full text thereof. Corporate Governance and Nominating Committee The Corporate Governance and Nominating Committee is comprised of five (5) directors being Mr. O’Connor (Chair), Messrs. Mardy, Gage and Tousson as well as Ms. Tierney, each of whom is an independent director. The Committee’s primary purpose is to develop corporate governance guidelines and principles for the Company and identify individuals qualified for nomination to the Board. The Corporate Governance and Nominating Committee is also responsible for considering the structure and composition of the Board and its committees and evaluating the performance and effectiveness of the Board and its members. Board and Committee Meetings In Camera Sessions To maintain independence from management, the independent Board members may meet at each quarterly and special Board meeting, without the presence of management and under the chairmanship of the independent Chairman of the Board. Similarly, each of the Company’s committees may hold separate sessions without management present under the chairmanship of its committee Chair at each quarterly and special committee meeting. Ethical Business Conduct The Company’s Code of Ethics (the “Code of Ethics”) is applicable to all DAVIDsTEA’s directors, senior managers and financial officers and has been developed to promote the honest and ethical conduct of our directors, senior managers and financial officers, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and to promote compliance with all applicable rules and regulations that apply to the Company and its officers. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 69 - A copy of the Code of Ethics is available on the Company’s website at http://ir.davidstea.com and may be found on SEDAR at www.sedar.com. The Code of Ethics addresses several matters, including conflicts of interest, integrity of corporate records, confidentiality of corporate information, protection and use of corporate assets and opportunities, insider trading, compliance with laws and reporting of unethical or illegal behaviour. No waiver has ever been granted to a director or executive officer in connection with the Code of Ethics. In addition to monitoring compliance with the Code of Ethics, the Board has adopted whistleblowing procedures for reporting unethical or questionable acts by the Company or employees thereof. Complaints can be made via telephone at a confidential line called the integrity line. Any Human Resources-related question is redirected to our Chief Human Resources Officer while any issue of misconduct or fraud is redirected to the Chair of the Audit Committee who is responsible for overseeing the whistleblowing procedures. Board, Committees and Directors Performance Assessment On an annual basis, the Chairman of the Board is responsible for the process of assessing the performance and effectiveness of the Board as a whole, the Board committees, committee Chairs and individual directors. Questionnaires are distributed to each director for the purpose of (i) evaluating the Board’s responsibilities and functions, its operations, how it compares with boards of other companies on which the directors serve and the performance of the Board’s committees and (ii) inviting directors to make suggestions for improving the performance of the Chairman of the Board, committee Chairs and individual directors. The questionnaire completed by the Chairman of the Board is submitted to the Chair of the HRCC. The results of the questionnaires are compiled by the Corporate Secretary on a confidential basis to encourage full and frank commentary. In addition, the Chairman of the Board discusses with each Board member individually in order to discuss the questionnaires and also meets the Chair of the Corporate Governance and Nominating Committee who is responsible for his assessment. The results of the questionnaires as well as any issues raised during individual discussions are presented and discussed at a following meeting of the Board. At all times, Board members are free to discuss among themselves the performance of a fellow director, or submit such a matter to the Chairman of the Board. Based on the outcome of the discussion, the Chairman of the Board then presents to the Board the assessment’s findings and its recommendations to enhance the performance and effectiveness of the Board and its Committees. Director Selection Skills and Experience of Directors The process by which the Board establishes new candidates for Board nominations lies within the discretion of the Corporate Governance and Nominating Committee with a view to the best interests of the Company and in accordance with the corporate governance guidelines. New candidates for Board nominations can also be proposed by the Shareholders following the procedures provided under applicable governing statutes, articles and by-laws. Nomination of Directors VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 70 - Before making a recommendation on a new director candidate, the Chairman of the Board and members of the Corporate Governance and Nominating Committee meet with the candidate to discuss the candidate’s interest and ability to devote the time and commitment required to serve on the Board. In certain circumstances, the Corporate Governance and Nominating Committee may also retain an independent recruiting firm to identify director candidates and fix such firm’s fees and other retention terms. The Board does not impose nor does it believe that it should establish term limits or retirement age limits on its directors, as such limits may cause the loss of experience and expertise important to the optimal operation of the Board. Diversity and Gender Diversity The Company has not adopted specific targets and does not have a formal policy regarding diversity on the Board of Directors or in exective officer positions. The Company is, however, mindful of the benefit of diversity of the Board of Directors and senior management, including the representation of women on the Board and in senior management positions, and the need to maximize their effectiveness and respective decision-making abilities. Accordingly, in searches for new candidates, while the Company seeks to recruit or appoint the most qualified individuals for particular positions, it considers the merit of potential candidates based on a balance of skills, background, experience and knowledge, including taking into consideration diversity such as gender, age and geographic areas. As of the date of this Circular, two (2) members of the Board of Directors are women, representing 28.5% of the Board. The Company currently has no women who serve as an executive officer. However, five (5) of the nine (9) members of the Company’s management team are women, representing approximately 56% of our management team. Director Orientation and Continuing Education Orientation The HRCC is responsible for developing, monitoring and reviewing the Company’s orientation and continuing education programs for directors. New directors are provided with an information package on the Company’s business, its strategic and operational business plans, its operating performance, its governance system and its financial position. Also, new directors meet individually with the CEO and other senior executives to discuss these matters. The Board ensures that prospective candidates fully understand the role of the Board and its committees and the contribution that individual directors are expected to make, including, in particular, the personal commitment that the Company expects of its directors. Continuing Education All Board members have visited a few DAVIDsTEA’s stores. Management makes presentations to the Board members on a range of topics that are relevant to the operations. Senior management makes regular presentations to the Board and its committees to educate them and keep them informed of VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 71 - developments within the Company’s main areas of business and operations, as well as on key legal, regulatory and industry developments. Directors attend an annual strategic planning meeting, where management presents the Company’s short, mid and long-term strategic plan. Directors are also provided with Board and Board committee materials at least one week in advance of regularly scheduled meetings. Directors also receive periodic updates between Board meetings on matters that affect the Company’s business. management and employees. Finally, Board members have full access to the Company’s senior VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 72 - ANNUAL REPORT AND ADDITIONAL INFORMATION Our financial information is contained in the Company’s consolidated annual financial statements and related MD&A for the fiscal year ended February 3, 2018. Our Annual Report is available on the Internet on SEDAR at www.sedar.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Annual Report or consolidated financial statements and related MD&A as of and for the year ended February 3, 2018, which we will provide to you without charge, please contact the Company’s Chief Financial Officer at 5430, Ferrier Street, Town of Mount-Royal, H4P 1M2, or send an email to investors@davidstea.com. Neither the Annual Report nor the consolidated financial statements and related MD&A as of and for the fiscal year ended February 3, 2018 form part of the material for the solicitation of proxies. Additional information relating to the Company may be found on SEDAR at www.sedar.com or on EDGAR at www.sec.gov. RECEIPT OF SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING Under the CBCA, a registered holder or beneficial owner of Common Shares that will be entitled to vote at the next Meeting may submit to the Company, before January 4, 2019, a proposal in respect of any matter to be raised at such Meeting. APPROVAL OF THE INFORMATION CIRCULAR The content and transmission of this Information Circular have been approved by the Board. Montreal, Québec, May 10, 2018. (s) Maurice Tousson Maurice Tousson Chairman of the Board VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 73 - APPENDIX A DAVIDsTEA INC. CHARTER OF THE BOARD OF DIRECTORS 1. PURPOSE The Board of Directors (the “Board”) of DAVIDsTea Inc., a corporation existing under the laws of Canada (the “Company”) is responsible for the stewardship of the affairs of the Company. Its members (the “Directors”) are elected by shareholders of the Company. The purpose of this charter (the “Charter”) is to describe the principal responsibilities, duties and powers of the Board, as well as some of the policies and procedures that apply to the Board in discharging its duties and responsibilities. RESPONSIBILITIES, DUTIES AND POWERS OF THE BOARD Pursuant to applicable laws, in exercising their powers and discharging their duties, Directors must act honestly and in good faith with a view to the best interest of the Company, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, both as Directors and as members of the Board committees. Directors are ultimately accountable and responsible for providing experienced and effective leadership in supervising the management of the business and affairs of the Company, including providing guidance and strategic oversight to management. The responsibilities of the Board include: 2. Leadership in Corporate Strategy x Adopting a strategic planning process, approving, on at least an annual basis, the principal business objectives for the Company, which consider, among other things, the opportunities and risks of the business, and monitoring management’s success in implementing the strategy and achieving its goals. Management of Risk x Identifying the principal risks applicable to the Company, ensuring that procedures are in place for the management of those risks with a view to the long-term viability of the Company and its assets and conducting an annual review of such risks. Corporate Governance x Overseeing the Company’s corporate governance policies and practices and their disclosure in public disclosure documents. Monitoring the size and composition of the Board, determining the appropriate qualifications and criteria for the selection of Board members and overseeing the nomination process for new x VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 74 -

Directors, in each case subject to the terms of any agreement between shareholders of the Company and the Company.

- Developing a succession plan for the Directors, including maintaining a list of qualified candidates for Director positions.
- Developing position descriptions for the Chair of the Board and the Chair of each Board committee.
- Developing a process for the regular assessment of the effectiveness and contribution of the Board, the committees of the Board and the individual Directors.
- Ensuring that all new Directors receive a comprehensive orientation with respect to the role of the Board and its committees and nature and operation of the Company's business as well as the contribution individual Directors are expected to make (including, in particular, the commitment of time and resources that the Company expects from its Directors).
- Providing continuing education opportunities for all Directors, so that individuals may maintain or enhance their skills and abilities as Directors, as well as ensuring their knowledge and understanding of the Company's business remains current.

Ethical Standards and Compliance with Rules and Regulations

- Adopting a Code of Business Ethics and Conduct applicable to Directors, officers and employees of the Company and setting the appropriate "tone at the top".
- Satisfying itself of the integrity of the President and Chief Executive Officer (the "**CEO**") and the other executive officers and ensuring that the CEO and other executive officers create a culture of integrity throughout the organization.
- Monitoring compliance with the Code of Business Ethics and Conduct (any waivers from the Code of Business Ethics and Conduct that are granted for the benefit of the Company's Directors or executive officers should be granted by the Board or a Board committee only).
- Adopting and monitoring compliance with key corporate policies and procedures designed to ensure that the Company, its Directors, officers and employees comply with all applicable laws, rules and regulations and conduct their business ethically and with honesty and integrity. However, notwithstanding the foregoing and subject to applicable law, nothing contained in this Charter is intended to require the Board to ensure the Company's compliance with applicable laws or regulations.
- Monitoring the implementation of procedures and initiatives relating to corporate social and environmental responsibilities, and health and safety rules and regulations in the organization.
- Ensuring that there are adequate whistleblower procedures for the Board to be apprised on a timely basis and in sufficient detail of all concerns raised by Directors, officers, employees, consultants and contractors of the Company and external parties regarding instances of misconduct including illegal or unethical behavior, fraudulent activities, and violation of Company policies, particularly with respect to accounting, internal accounting controls or

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- 75 -

auditing matters and that such concerns are properly received, reviewed, investigated, documented and brought to an appropriate resolution. The whistleblower procedures shall make it clear that reports of wrong-doings or suspected wrong-doings can be made confidentially and anonymously (if so desired) without fear of victimization, subsequent discrimination or disadvantage.

Oversight of the CEO and Executives

- Appointing the CEO and, together with the CEO, developing the corporate goals and objectives that the CEO is responsible for meeting, and reviewing the performance of the CEO against such goals and objectives.
- Developing, together with the CEO, a position description for the CEO, which includes delineation of management's responsibilities.
- Approving the appointment of the senior officers of the Company and the assessment of each senior officer's contribution to the achievement of the Company's strategy.
- Evaluating the performance of the CEO and other executive officers against the objectives established by the Board.
- Succession planning, including the approval of a succession plan for the CEO and other members of the executive team and senior management, and ensuring that the Company has effective programs in place for leadership development and the appointment, training and supervision of management.
- Establishing the goals and objectives relevant to the compensation philosophy, overseeing executive compensation and evaluating risks associated with executive compensation and incentive plans.

Monitoring of Financial Performance

- Reviewing and approving the Company's Financial Statements, Management's Discussion and Analysis, Earnings Press Releases (including financial outlook, future-oriented financial information and other forward-looking information) and other disclosure material filed with the securities commissions.
- Reviewing and monitoring, with the assistance of the Audit Committee:
    - the quality and integrity of the Company's financial statements;
    - the external reporting of the Company's financial and operating performance in compliance with all regulatory and statutory requirements; and
    - the independence, qualifications, appointment and performance of the external auditor.
- Reviewing and approving annual operating plans, budgets and significant capital allocations and expenditures and periodically receive an analysis of actual results versus approved budgets.
- Serving as an advisor to management and reviewing and approving major business decisions

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- 76 - including material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Company’s governing statute, including the payment of dividends, issuance, purchase and redemptions of securities, and acquisitions and dispositions of material capital assets. Integrity of Internal Control and Management Information Systems x Reviewing and monitoring, with the assistance of the Audit Committee (i) the adequacy and effectiveness of the Company’s internal controls and management information systems over financial reporting, including significant deficiencies and significant changes in internal controls, (ii) the quality and integrity of the Company’s external financial reporting processes, and (iii) related procedures and reporting. Shareholder Communications and Disclosure x Overseeing, in consultation with management, compliance with disclosure requirements applicable to the Company, including disclosure of material information in accordance with applicable securities laws and stock exchange rules. Adopting a communication policy for the Company and overseeing communications with shareholders, other stakeholders, analysts and the public, including the adoption of measures for receiving feedback from stakeholders and reporting annually to shareholders on its stewardship for the preceding year. x The Board may delegate, subject to applicable laws, responsibility for the day-to-day management of the Company’s business and affairs to the Company’s senior officers and shall supervise such senior officers appropriately. The Board shall develop formal “Authority Guidelines” delineating authority retained by the Board and authority delegated to the CEO and the other members of senior management. The “Authority Guidelines” shall also clearly state matters which should be presented to the Board and its committees. These matters shall include significant changes to management structure and appointments; strategic and policy considerations; major marketing initiatives; significant agreements, contracts and negotiations; significant finance related; and, other general matters. The Board may delegate, subject to applicable laws, certain matters it is responsible for to Board committees, presently consisting of the Audit Committee, the Corporate Governance and Nominating Committee, and the HR & Compensation Committee. The Board shall appoint from among its members the members of each Board Committee, in consultation with the Corporate Governance and Nominating Committee. All standing Committees will operate pursuant to a written Charter, which sets forth the responsibilities of the Committee and powers that the Committee has. The Charters of all Committees will be subject to periodic review and assessment by each Committee and each Committee shall recommend any proposed charter changes to the Board. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 77 - 3. COMPOSITION AND QUALIFICATION The Board retains the responsibility for managing its own affairs, including planning its composition, selecting its Chairman and/or an independent director (“Lead Director”), appointing Board committees and determining Directors’ compensation. While it is appropriate to confer with management on the selection of candidates to be nominated as members of the Board, the ultimate selection shall be determined by the existing independent members of the Board. The Board and each of its committees shall be comprised of that number of Directors as shall be determined from time to time by the Board (subject to the terms of the Articles and by-laws of the Company). The Board and each of its Committees shall include at least the minimum number of “independent” Directors mandated by applicable corporate and securities laws and stock exchange rules, unless otherwise permitted by applicable phase-in rules and exemptions. In determining independence, the Board will consider the definition of independence set forth in applicable laws and regulations, as well as other factors that will contribute to effective oversight and decision-making by the Board. The Board shall establish processes for determining the independence of its members as well as dealing with any conflict of interest situations. Directors shall recuse themselves from a matter where there may be a perception of conflict or a perception that they may not bring objective judgment to the consideration of the matter. Except for Directors who are also officers of the Company, no Director shall receive from the Company any compensation other than the fees to which he or she is entitled as a Director of the Company or a member of a committee. Such fees may be paid in cash and/or shares, options or other in-kind consideration ordinarily available to Directors. Directors who are also officers of the Company shall not be entitled to receive any Directors’ fees or other compensation in respect of their duties as Directors. In connection with the nomination or appointment of individuals as Directors, the Board is responsible for: a) Considering what competencies and skills the Board should possess; b) Assessing what competencies and skills each existing Director possesses; and c) Considering the appropriate size of the Board, with a view to facilitating effective decision making. 4. EXPECTATIONS FROM BOARD MEMBERS In addition to acting honestly and in good faith with a view to the best interest of the Company, and exercising the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, the Directors are expected to: x x Commit the requisite time for all of the Board’s business; Make all reasonable efforts to attend all Board and committee meetings; VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 78 - x Be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each of its committees; Know how to read financial statements, and understand the use of financial ratios and other indices for evaluating financial performance; Review the materials provided by management in advance of the Board and committee meetings; and Advise the Chair of the Corporate Governance and Nominating Committee before accepting any new membership on other boards of directors or any other significant commitment involving an affiliation with other related businesses or governmental units. The Company values the experiences Board members bring from other boards on which they serve, but recognizes that those boards may also present demands on a member’s time and availability, and may also present conflicts of interest or other legal issues. x x x Directors are invited to contact the CEO at any time to discuss any aspect of the Company’s business. While respecting organizational relationships and lines of communication, members of the Board shall have complete access to other members of management. Directors shall be afforded frequent opportunities to meet with the CEO, Chief Financial Officer and other members of management in Board and committee meetings and in other formal or informal settings. MEETINGS A Chair of the Board shall be appointed by the Board by majority vote. The Board shall hold regularly scheduled and at least quarterly meetings and such special meetings as circumstances dictate. Meetings of the Board will be held at such times and places as the Chair may determine. Committee meetings may be held in person or telephonically. A. Holding and Recording Meetings 5. The Chair, if present, will act as the chair of meetings. If the Chair is not present at a meeting, the Directors will appoint another Director to act as Chair of the meeting. The person acting as the Corporate Secretary of the Company (the “Secretary”) will be the Secretary of all meetings and will maintain minutes of all meetings and deliberations of the Board. If the Secretary is not in attendance at any meeting, the Board will appoint another person who may, but need not, be a Director to act as the Secretary of that meeting. At each regular Board meeting, each Committee that held a meeting subsequent to the last Board meeting and prior to the current Board meeting shall present a brief summary of its committee meeting to the Board, including the principal subjects discussed and the conclusions and actions of the committee. In general, the Chairman of the appropriate committee will present such report. Subject to any agreement between the shareholders of the Company: a) A majority of Directors will constitute a quorum for a meeting of the Board; VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 79 - b) Each Director will have one vote and decisions of the Board will be made by an affirmative vote of the majority; The Chair will not have a deciding or casting vote in the case of an equality of votes; and The powers of the Board may also be exercised by written resolutions signed by all Directors. c) d) The Board may invite from time to time such persons as it sees fit to attend any portion of its meetings and to take part in the discussion and consideration of the affairs of the Board. The Board may also exclude from time to time such persons as it sees fit from attending any portions of its meetings. The independent Directors will consider, on the occasion of each meeting, whether an in camera meeting without the non-independent directors and members of management would be appropriate and that they will hold an in camera meeting without the non-independent directors and members of management where appropriate. When the Chair is not an independent Director, the Lead Director or an independent Director shall chair the executive sessions and forward as appropriate to the Chair and to the CEO questions, comments or suggestions made at in camera meetings. B. Agenda and Notice In advance of every meeting of the Board, the Chair, with the assistance of the Secretary, will prepare and distribute to the Directors and others as deemed appropriate by the Chair, an agenda of matters to be addressed at the meeting together with appropriate briefing materials. The Board may require officers and employees of the Company to produce such information and reports as the Board may deem appropriate in order for it to fulfill its duties. C. Confidentiality Subject to the terms of any agreement between shareholders of the Company and the Company, Directors shall maintain the absolute confidentiality of the deliberations and decisions of the Board and its Committees and information received at any meeting, except as may be required by law or as may be determined, from time to time, by the Board, or if the information is publicly disclosed by the Company. LIMITATIONS ON BOARD’S DUTIES 6. Each of the Board and its Committees shall discharge its responsibilities, and Directors shall assess the information provided by management and any external advisors, including the external auditor, in accordance with their business judgment. Directors are entitled to rely, absent knowledge to the contrary, on the integrity of the persons and organizations from whom they receive information, the accuracy and completeness of the information provided, and representations made by management as to any audit or non-audit services provided by the external auditor. In contributing to the Board’s discharge of its duties under this Charter (including, without limitation, through involvement with any standing or special committee of the Board), each Director shall be obliged only to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Nothing in this Charter is intended or may be construed as VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

- 80 - imposing on any Director a standard of care or diligence that is in any way more onerous or extensive than the standard to which the Directors are subject under applicable law. This Charter is not intended to change or interpret the articles of the Company or any federal, provincial or state law, regulation or rule or stock exchange rule to which the Company is subject, and this Charter should be interpreted in a manner consistent with all such applicable laws, regulations and rules. The Board may, from time to time, permit departures from the terms hereof, either prospectively or retrospectively. The terms contained herein are not intended to give rise to civil liability on the part of the Company or its Directors or officers to shareholders, security holders, customers, suppliers, competitors, employees or other persons, or to any other liability whatsoever on their part. ACCESS TO INFORMATION AND AUTHORITY The Board shall have full unrestricted access to any relevant records and all information of the Company that it deems necessary or desirable to carry out its responsibilities. The Board may request that any officer or other employee of the Company or any advisor to the Company meet with the Board and its advisors, as it deems necessary or desirable to carry out its responsibilities. The Board has the authority, at its sole discretion, to retain, at the Company’s expense, independent legal, financial, compensation consulting and other advisors, consultants and experts, to assist the Board in fulfilling its duties and responsibilities, including sole authority to retain and to approve any such firm’s fees and other retention terms, provided such engagement is first approved by the Chair. REVIEW OF CHARTER The Corporate Governance and Nominating Committee will review and reassess the adequacy of this Charter from time to time. The Board may, from time to time, amend this Charter. 7. 8. VOTE FOR A NEW VISION FOR DAVIDsTEA. VOTE FOR THE DAVIDsTEA NOMINEES ON THE YELLOW PROXY TODAY For questio ns or voting assistanc e, please co ntac t Laurel Hill Adviso ry Gro up at: 1-877-452-7184 toll free (416-304-0211 colle ct) or by email at assistance@ la urelh i ll .c om ALSO VISIT 2018meeting.davidstea.com FOR MORE INFORMATION

PROTECT YOUR INVESTMENT
VOTE THE YELLOW PROXY

PLEASE VOTE YOUR YELLOW PROXY PRIOR TO

5 PM EASTERN TIME ON TUESDAY, JUNE 12, 2018

Voting Method	Registered Shareholders If your shares are held in your name and represented by a physical certificate.	Beneficial Shareholders If your shares are held with a broker, bank or other intermediary.
Online	Email to: **proxyvote@astfinancial.com**	Vote online at: **www.proxyvote.com**
Telephone	North American Toll Free: 1-888-489-7352	Call the toll-free listed on your **YELLOW** voting instruction form and vote using the 16 digit control number provided therein.
Mail	Complete, date and sign the **YELLOW** proxy and return it in the enclosed postage paid envelope to: AST Trust Company (Canada) P.O. Box 721 Agincourt,ON M1S 0A1	Complete, date and sign the **YELLOW** voting instruction form and return it using the enclosed postage paid envelope.

QUESTIONS OR REQUESTS FOR ASSISTANCE MAY BE DIRECTED TO DAVIDsTEA's PROXY SOLICITATION AGENT:

LAUREL HILL ADVISORY GROUP

NORTH AMERICAN TOLL-FREE: 1-877-452-7184

OUTSIDE NORTH AMERICA: 416-304-0211 (collect)

EMAIL: assistance@laurelhill.com